                                                                     EXHIBIT 4.1

                       MOBIL CORPORATION,

               MOBIL MARINE FINANCE COMPANY I INC.,

               MOBIL MARINE FINANCE COMPANY II INC.,

                MOBIL LEASE FINANCE COMPANY INC.,

               MOBIL CHEMICAL FINANCE (TEXAS) INC.,

             MOBIL CHEMICAL FINANCE (LOUISIANA) INC.,

                   MOBIL PETRORAIL FINANCE INC.,

              MOBIL TRANSPORT FINANCE COMPANY INC.,

              MOBIL EQUIPMENT FINANCE COMPANY INC.

                               and

              STATE STREET BANK AND TRUST COMPANY

                             as Trustee

                    _______________________________

                  PASS THROUGH TRUST AGREEMENT

                       Dated as of October 4, 1996

                    _______________________________

                         TABLE OF CONTENTS


                             ARTICLE I

                            DEFINITIONS

     Section 1.1.  Definitions.............................................  2
     Section 1.2.  Compliance Certificates and Opinions.................... 11
     Section 1.3.  Form of Documents Delivered to Trustee.................. 12
     Section 1.4.  Acts of Certificateholders.............................. 12

                            ARTICLE II

                ORIGINAL ISSUANCE OF CERTIFICATES;
                   ACQUISITION OF SECURED NOTES

     Section 2.1.  Amount Unlimited, Issuable in Series.................... 14
     Section 2.2.  Acquisition of Secured Notes............................ 16
     Section 2.3.  Acceptance by Trustee................................... 18
     Section 2.4.  Limitation of Powers.................................... 18

                            ARTICLE III

                         THE CERTIFICATES

     Section 3.1.  Form, Denomination and Execution of Certificates........ 19
     Section 3.2.  Authentication of Certificates.......................... 19
     Section 3.3.  Temporary Certificates.................................. 20
     Section 3.4.  Registration of Transfer and Exchange of Certificates... 20
     Section 3.5.  Mutilated, Destroyed, Lost or Stolen Certificates....... 21
     Section 3.6.  Persons Deemed Owners................................... 21
     Section 3.7.  Cancellation............................................ 21
     Section 3.8.  Limitation of Liability................................. 21
     Section 3.9.  Book-Entry and Definitive Certificates.................. 22

                            ARTICLE IV

                   DISTRIBUTIONS; STATEMENTS TO
                        CERTIFICATEHOLDERS

     Section 4.1.  Certificate Account and Special Payments Account........ 24
     Section 4.2.  Distributions from Certificate Account and
                     Special Payments Account.............................. 25

     Section 4.3.  Statements to Certificateholders........................ 26
     Section 4.4.  Investment of Special Payment Moneys.................... 27

                             ARTICLE V

                  THE GUARANTOR AND THE COMPANIES

     Section 5.1.  Maintenance of Corporate Existence...................... 27
     Section 5.2.  Consolidation, Merger, etc.............................. 27
     Section 5.3.  Right of Guarantor to Act............................... 28

                            ARTICLE VI

                              DEFAULT

     Section 6.1.  Events of Default....................................... 28
     Section 6.2.  Incidents of Sale of Secured Notes...................... 29
     Section 6.3.  Judicial Proceedings Instituted by Trustee, Trustee
                     May Bring Suit........................................ 30
     Section 6.4.  Control by Certificateholders........................... 30
     Section 6.5.  Waiver of Past Defaults................................. 30
     Section 6.6.  Right of Certificateholders to Receive Payments
                     Not to Be Impaired.................................... 31
     Section 6.7.  Certificateholders May Not Bring Suit Except
                     Under Certain Conditions.............................. 31
     Section 6.8.  Remedies Cumulative..................................... 32
     Section 6.9.  Undertaking to Pay Court Costs.......................... 32

                           ARTICLE VIII

                            THE TRUSTEE

     Section 7.1.  Notice of Defaults...................................... 33
     Section 7.2.  Certain Rights of Trustee............................... 33
     Section 7.3.  Not Responsible for Recitals or Issuance of
                     Certificates.......................................... 34
     Section 7.4.  May Hold Certificates................................... 35
     Section 7.5.  Money Held in Trust..................................... 35
     Section 7.6.  Compensation and Reimbursement.......................... 35
     Section 7.7.  Corporate Trustee Required, Eligibility................. 36
     Section 7.8.  Resignation and Removal, Appointment of Successor....... 37
     Section 7.9.  Acceptance of Appointment by Successor.................. 39
     Section 7.10.  Merger, Conversion, Consolidation or
                      Succession to Business............................... 39
     Section 7.11.  Maintenance of Agencies................................ 40
     Section 7.12.  Money for Certificate Payments to Be Held in Trust..... 41

     Section 7.13.  Registration of Secured Notes in Trustee's Name........ 41
     Section 7.14.  Representations and Warranties of Trustee.............. 41
     Section 7.15.  Withholding Taxes, Information Reporting............... 42
     Section 7.16.  Trustee's Liens........................................ 43

                           ARTICLE VIII

         CERTIFICATEHOLDERS' LISTS AND REPORTS BY TRUSTEE

     Section 8.1.  Names and Addresses of Certificateholders............... 43
     Section 8.2.  Preservation of Information, Communications to
                     Certificateholders.................................... 43
     Section 8.3.  Reports by Trustee...................................... 43
     Section 8.4.  Reports by the Guarantor and each Company............... 44

                            ARTICLE IX

                      SUPPLEMENTAL AGREEMENTS

     Section 9.1.  Supplemental Agreements Without Consent of
                     Certificateholders.................................... 45
     Section 9.2.  Supplemental Agreements with Consent of
                     Certificateholders.................................... 46
     Section 9.3.  Documents Affecting Trustee............................. 47
     Section 9.4.  Execution of Supplemental Agreements.................... 47
     Section 9.5.  Effect of Supplemental Agreements....................... 47
     Section 9.6.  Conformity with Trust Indenture Act..................... 47
     Section 9.7.  Reference in Certificates to Supplemental Agreements.... 47

                             ARTICLE X

            AMENDMENTS TO INDENTURE AND NOTE DOCUMENTS

     Section 10.1.  Amendments and Supplements to Indenture and
                      Other Note Documents................................. 47

                            ARTICLE XI

                       TERMINATION OF TRUSTS

     Section 11.1.  Termination of the Trusts.............................. 48

                            ARTICLE XII

                     MISCELLANEOUS PROVISIONS

     Section 12.1.  Limitation on Rights of Certificateholders............. 49
     Section 12.2.  Certificates Nonassessable and Fully Paid.............. 49
     Section 12.3.  Notices................................................ 49
     Section 12.4.  Governing Law.......................................... 51
     Section 12.5.  Severability of Provisions............................. 51
     Section 12.6.  Trust Indenture Act Controls........................... 51
     Section 12.7.  Effect of Headings and Table of Contents............... 51
     Section 12.8.  Successors and Assigns................................. 51
     Section 12.9.  Benefits of Agreement.................................. 51
     Section 12.10.  Legal Holidays........................................ 51
     Section 12.11.  Counterparts.......................................... 52


EXHIBIT A  -  Form of Certificate

Reconciliation and tie between Pass Through Trust Agreement dated as of October 4, 1996 and the Trust Indenture Act of 1939. This reconciliation does not constitute part of the Pass Through Trust Agreement.

     Trust Indenture Act           Pass Through Trust
       of 1939 Section             Agreement Section
       ---------------             -----------------

       310(a)(1)                        7.7
       (a)(2)                           7.7
       312(a)                           3.9; 8.1; 8.2
       313                              8.3
       314(a)                           8.4(a) - (c)
       (a)(4)                           8.4(d)
       (c)(1)                           1.2
       (c)(2)                           1.2
       (d)(1)                           7.12
                                        11.1
       (d)(2)                           7.12; 11.1
       (d)(3)                           2.1
       (e)                              1.2
       315(b)                           8.3
       316(a)(last sentence)            1.1
       (a)(1)(A)                        6.4
       (a)(1)(B)                        6.5
       (b)                              6.6
       (c)                              1.4(d)
       317(a)(1)                        6.3
       (b)                              7.12
       318(a)                           12.6

     This PASS THROUGH TRUST AGREEMENT, dated as of ___________, 1996, among Mobil Corporation, a Delaware corporation (the "Guarantor"), Mobil Marine Finance Company I Inc., a Delaware corporation, Mobil Marine Finance Company II Inc., a Delaware corporation, Mobil Lease Finance Company Inc., a Delaware corporation, Mobil Chemical Finance (Texas) Inc., a Delaware corporation, Mobil Chemical Finance (Louisiana) Inc., a Delaware corporation, Mobil Petrorail Finance Inc., a Delaware corporation, Mobil Transport Finance Company Inc., a Delaware corporation, Mobil Equipment Finance Company Inc., a Delaware corporation (each a "Company" and collectively the "Companies") and State Street Bank and Trust Company, a Massachusetts trust company, as Trustee, is made with respect to the formation from time to time of separate Mobil Corporation Pass Through Trusts, and the issuance from time to time of separate series of Pass Through Certificates representing fractional undivided interests in the respective Trusts.

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, from time to time the Guarantor and one or more Companies and the Trustee may enter into a Trust Supplement (this and certain other defined terms used herein are defined in Section 1.1) pursuant to which the Trustee shall declare the creation of a separate Trust for the benefit of the Holders of the series of Certificates to be issued in respect of such Trust, and the initial Holders of the Certificates of such series, as the grantors of such Trust, by their respective acceptances of the Certificates of such series, shall join in the creation of such Trust with the Trustee;

     WHEREAS, all Certificates to be issued in respect of each separate Trust will be issued as a separate series pursuant to this Agreement, will evidence fractional undivided interests in such Trust and will have no rights, benefits or interests in respect of any other separate Trust or the property held therein;

     WHEREAS, from time to time, pursuant to the terms and conditions of this Agreement with respect to each separate Trust formed hereunder, the Trustee on behalf of such Trust shall purchase one or more issues of Secured Notes having the same interest rate as, and final maturity dates not later than the final Regular Distribution Date of, the series of Certificates issued in respect of such Trust and shall hold such Secured Notes in trust for the benefit of the Certificateholders of such Trust;

     WHEREAS, to facilitate the sale of Secured Notes to, and the purchase of Secured Notes by, the Trustee on behalf of each Trust created from time to time pursuant to this Agreement, the Guarantor and each Company has duly authorized the execution and delivery of this Basic Agreement and are undertaking to perform certain administrative and ministerial duties hereunder and to pay the fees and expenses of the Trustee; and

     WHEREAS, this Basic Agreement, as supplemented from time to time, is subject to the provisions of the Trust Indenture Act of 1939, as amended, and shall, to the extent applicable, be governed by such provisions;

     NOW THEREFORE, in consideration of the mutual agreements herein contained, and of other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

     Section 1.1.  Definitions.  (a)  For all purposes of this Basic Agreement,
                   -----------
except as otherwise expressly provided or unless the context otherwise requires:

          (1) the terms used herein that are defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

          (2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, or by SEC rule under the Trust Indenture Act, have the meanings assigned to them therein;

          (3) all references in this Basic Agreement to designated "Articles", "Sections", "Subsections" and other subdivisions are to the designated Articles, Sections, Subsections and other subdivisions of this Basic Agreement;

          (4) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Basic Agreement as a whole and not to any particular Article, Section or other subdivision;

          (5) the term "this Agreement" (as distinguished from "this Basic Agreement") refers, unless the context otherwise requires, to this Basic Agreement as supplemented by the Trust Supplement creating a particular Trust and establishing the series of Certificates issued or to be issued in respect thereof, with reference to such Trust and such series of Certificates, as this Basic Agreement as so supplemented may be further supplemented with respect to such Trust and such series of Certificates; and

          (6) unless the context otherwise requires, whenever words "including", "include" or "includes" are used herein, it shall be deemed followed by the phrase "without limitation".

          (b) For all purposes of this Basic Agreement, the following capitalized terms have the following respective meanings:

          Act:  With respect to any Certificateholder, has the meaning specified
          ---
     in Section 1.4.

          Affiliate:  With respect to any specified Person, means any other
          ---------
     Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, "control", when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          Agreement:  Has the meaning specified in Section 1.1(a)(5).
          ---------

          Applicable Company:  With respect to any Trust means the Company or
          ------------------
     Companies that execute and deliver the Trust Supplement relating thereto and are liable as lessee under each related Lease or, if the related Property is not leased to a Company, are liable on the related Secured Notes. If with respect to any Trust there is more than one Applicable Company, all references in this Agreement to "Applicable Company" shall be deemed to include, as the context may require, each Applicable Company and each request, consent or other action by the "Applicable Company" requires the request, consent or other action, severally, of each Applicable Company, it being understood that the obligations of each such Applicable Company with respect to such Trust shall be several and not joint, and that such obligations shall be, as the context may require, determined by reference to the relative obligations of such Applicable Company under each Lease related to such Trust on which such Applicable Company is liable, or if the related Property is not leased to such Applicable Company, on each series of Secured Notes related to such Trust on which such Applicable Company is liable.

          Authorized Agent:  With respect to the Certificates of any series,
          ----------------
     means any Paying Agent or Registrar for the Certificates of such series.

          Basic Agreement:  Means this Pass Through Trust Agreement, as the same
          ---------------
     may from time to time be supplemented, amended or modified, but not as supplemented by any Trust Supplement.

          Book-Entry Certificates:  With respect to the Certificates of any
          -----------------------
     series, means a beneficial interest in the Certificates of such series, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 3.9.

          Business Day:  With respect to the Certificates of any series, means
          ------------
     any day other than a Saturday, a Sunday or a day on which commercial banks are required or authorized to close in New York, New York and, so long as any such Certificate is outstanding, a city and state in which the Trustee or any related Loan Trustee maintains its Corporate Trust Office or receives and disburses funds in respect of such Certificates or the related Secured Notes, as the case may be.

          Certificate:  Means any one of the certificates executed and
          -----------
     authenticated by the Trustee, substantially in the form of Exhibit A hereto.

          Certificate Account:  With respect to the Certificates of any series,
          -------------------
     means the account or accounts created and maintained for such series pursuant to Section 4.1(a) and the related Trust Supplement.

          Certificate Owner:  With respect to the Certificates of any series,
          -----------------
     means, for purposes of Section 3.9, the Person who has a beneficial ownership interest in a Book-Entry Certificate of such series.

          Certificateholder or Holder:  With respect to the Certificates of any
          ---------------------------
     series, means the Person in whose name a Certificate of such series is registered in the Register for Certificates of such series.

          Clearing Agency:  Means an organization registered as a "clearing
          ---------------
     agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended.

          Clearing Agency Participant:  Means a broker, dealer, bank, other
          ---------------------------
     financial institution or other Person for whom from time to time a Clearing Agency effects, directly or indirectly, book-entry transfers and pledges of securities deposited with the Clearing Agency.

          Company:  Means any of Mobil Marine Finance Company I Inc., Mobil
          -------
     Marine Finance Company II Inc., Mobil Lease Finance Company Inc., Mobil Chemical Finance (Texas) Inc., Mobil Chemical Finance (Louisiana) Inc., Mobil Petrorail Finance Inc., Mobil Transport Finance Company Inc. or Mobil Equipment Finance Company Inc. or their respective successors in interest pursuant to Section 5.2; provided, that with respect to any Trust created
                              --------
     pursuant to a Trust Supplement, "Company" means any Applicable Company or Applicable Companies which are a party to such Trust Supplement.

          Corporate Trust Office:  With respect to the Trustee or any Loan
          ----------------------
     Trustee, means the office of such trustee in the city at which at any particular time its corporate trust business in respect of the related Certificates or Secured Notes, as the case may be, shall be principally administered.

          Cut-off Date:  With respect to the Certificates of any series, means
          ------------
     the date designated as such in this Agreement.

          Definitive Certificates:  With respect to the Certificate of any
          -----------------------
     series, has the meaning specified in Section 3.9.

          Direction:  Has the meaning specified in Section 1.4(c).
          ---------

          ERISA:  Means the Employee Retirement Income Security Act of 1974, as
          -----
     amended from time to time, or any successor federal statute.

          Escrow Account:  With respect to the Certificates of any series, has
          --------------
     the meaning specified in Section 2.2(b).

          Escrowed Funds:  With respect to any Trust, has the meaning specified
          --------------
     in Section 2.2(b).

          Event of Default:  Means, in respect of any Trust, the occurrence of
          ----------------
     an Indenture Event of Default under any Indenture pursuant to which Secured Notes held by such Trust were issued.

          Fractional Undivided Interest:  Means the fractional undivided
          -----------------------------
     interest in a Trust that is evidenced by a Certificate relating to such Trust.

          Guarantor:  Means Mobil Corporation, a Delaware corporation, or its
          ---------
     successor in interest.

          Holder:  See "Certificateholder or Holder".
          ------

          Indenture:  With respect to any Trust, means each of the one or more
          ---------
     separate trust indenture and security agreements or similar documents described in, or on a schedule attached to, the Trust Supplement creating such Trust which relates to an issue of Secured Notes to be held in such Trust; and Indentures means all of such agreements.
                ----------

          Indenture Event of Default:  With respect to any Indenture, means any
          --------------------------
     Indenture Event of Default (as such term is defined in such Indenture).

          Initial Regular Distribution Date:  With respect to the Certificates
          ---------------------------------
     of any series, means the first Regular Distribution Date on which a Scheduled Payment is to be made.

          Issuance Date:  With respect to the Certificates of any series, means
          -------------
     the date of the issuance of such Certificates.

          Lease:  With respect to any Secured Note, means any lease between an
          -----
     Owner Trustee, as the lessor, and a Company, as the lessee, referred to in the related Indenture, as each such lease may be amended, modified or supplemented in accordance with its terms; and Leases means all such
                                                    ------
     Leases.

          Letter of Representations:  With respect to the Certificates of any
          -------------------------
     series, means the agreement with the initial Clearing Agency relating to such Certificates.

          Loan Trustee:  With respect to any Secured Note or the Indenture
          ------------
     applicable thereto, means the bank or trust company designated as "Indenture Trustee" under such Indenture, and any successor to such Loan Trustee as such trustee; and Loan Trustees means all of the "Indenture
                                  -------------
     Trustees" under the Indentures.

          Note Documents:  With respect to any Secured Note, means the related
          --------------
     Indenture, Note Purchase Agreement and, if the related Property is leased to a Company, the related Lease and the related Owner Trustee's Purchase Agreement.

          Note Purchase Agreement:  With respect to the Certificates of any
          -----------------------
     series, means any note purchase, participation, refunding or similar agreement providing for, among other things, the purchase of Secured Notes by the Trustee on behalf of the relevant Trust; and Note Purchase
                                                         -------------
     Agreements means all such agreements.
     ----------

          Officer's Certificate:  Means a certificate signed, (a) in the case of
          ---------------------
     any corporation, by the President, any Vice President or the Treasurer, or
     (b) in the case of an Owner Trustee or a Loan Trustee, a Responsible Officer of such Owner Trustee or such Loan Trustee, as the case may be.

          Opinion of Counsel:  Means a written opinion of legal counsel who (a)
          ------------------
     in the case of counsel for the Guarantor or a Company may be (i) an attorney who may be employed by the Guarantor or such Company, (ii) the Guarantor's Legal Department or (iii) such other counsel designated by the Guarantor or such Company and (b) in the case of any Owner Trustee or any Loan Trustee may be such counsel as may be designated by any of them, whether or not such counsel is an employee of any of them, and who shall be reasonably acceptable to the Trustee.

          Outstanding:  With respect to Certificates of any series, means, as of
          -----------
     the date of determination, all Certificates of such series theretofore authenticated and delivered under this Agreement, except:

               (i) Certificates of such series theretofore cancelled by the Registrar or delivered to the Trustee or the Registrar for cancellation;

               (ii) All of the Certificates of such series if money in the full amount required to make the final distribution with respect to such series pursuant to Section 11.1 hereof has been theretofore deposited with the Trustee in trust for the Holders of the Certificates of such series as provided in Section 4.1 pending distribution of such money to such Certificateholders pursuant to such final distribution payment; and

               (iii) Certificates of such series in exchange for or in lieu of which other Certificates of such series have been authenticated and delivered pursuant to this Agreement.

     Owner Participant:  With respect to any Secured Note, means the "Owner
     -----------------
     Participant", if any, as referred to in the Indenture pursuant to which such Secured Note is issued and any permitted successor or assign of such Owner Participant; and Owner Participants at any time of determination
                            ------------------
     means all of the Owner Participants thus referred to in the related Indentures.

          Owner Trustee:  With respect to any Secured Note, means the "Owner
          -------------
     Trustee", if any, as referred to in the Indenture pursuant to which such Secured Note is issued, not in its individual capacity but solely as trustee; and Owner Trustees means all of the Owner Trustees party to any of
                  --------------
     the respective Indentures.

          Owner Trustee's Purchase Agreement:  With respect to any Secured Note,
          ----------------------------------
     if the related Property is leased to a Company, means the "Participation Agreement" as defined in the related Lease.

          Paying Agent:  With respect to the Certificates of any series, means
          ------------
     the paying agent maintained and appointed for the Certificates of such series pursuant to Section 7.11.

          Permitted Investments:  Means obligations of the United States of
          ---------------------
     America or agencies or instrumentalities thereof for the payment of which the full faith and credit of the United States of America is pledged, maturing in not more than 60 days from the date of purchase thereof or such lesser time as is necessary for payment of any Special Payments on a Special Distribution Date.

          Person:  Means any person, including any individual, corporation,
          ------
     partnership, limited partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof.

          Pool Balance:  With respect to any Trust, means as of any date the
          ------------
     aggregate unpaid principal amount of the Secured Notes held in such Trust on such date plus the amount of the principal payments on such Secured Notes held by the Trustee and not yet distributed plus the amount of any moneys held in the related Escrow Account (other than earnings thereon). The Pool Balance as of any Regular Distribution Date or Special Distribution Date with respect to such Trust shall be computed after giving effect to the payment of principal, if any, on such Secured Notes and distribution thereof to be made on that date.

          Pool Factor:  With respect to any Trust, means as of any date the
          -----------
     quotient (rounded to the seventh decimal place, with .00000005 being rounded upwards) computed by dividing (i) the Pool Balance by (ii) the aggregate original principal amount of the Certificates issued by such Trust. The Pool Factor as of any Regular Distribution Date or Special Distribution Date with respect to such Trust shall be computed after giving effect to the payment of principal, if any, on the Secured Notes held in such Trust and distribution thereof to be made on that date.

          Postponed Notes:  With respect to any Trust or the related series of
          ---------------
     Certificates, means the Secured Notes to be held in such Trust as to which a Postponement Notice shall have been delivered pursuant to Section 2.2(b).

          Postponement Notice:  With respect to any Trust or the related series
          -------------------
     of Certificates, means an Officer's Certificate of the Applicable Company
     (1) requesting that the Trustee temporarily postpone purchase of the related Secured Notes to be held in such Trust to a date later than the Issuance Date of such series of Certificates, (2) identifying the amount of the purchase price of each such Secured Note and the aggregate purchase price for all such Secured Notes, (3) setting forth the reasons for such postponement and (4) with respect to each such Secured Note, either (a) setting or resetting a new Transfer Date (which shall be on or prior to the applicable Cut-off Date) for payment by the Trustee of such purchase price and issuance of the related Secured Notes, or (b) indicating that such new Transfer Date (which shall be on or prior to the applicable Cut-off Date) will be set by subsequent written notice not less than one Business Day prior to such new Transfer Date.

          Property:  With respect to any Trust or the related series of
          --------
     Certificates, means the "Property" as defined in the related Trust Supplement.

          Record Date:  With respect to any Trust or the related series of
          -----------
     Certificates, means (i) for Scheduled Payments to be distributed on any Regular Distribution Date, other than the final distribution, with respect to such series, the 15th day (whether or not a Business Day) preceding such Regular Distribution Date, and (ii) for Special Payments to be distributed on any Special Distribution Date, other than the final distribution, with respect to such series, the 15th day (whether or not a Business Day) preceding such Special Distribution Date.

          Register and Registrar:  With respect to the Certificates of any
          ----------------------
     series, mean the register maintained and the registrar appointed for such series pursuant to Sections 3.4 and 7.11.

          Regular Distribution Date:  With respect to distributions of Scheduled
          -------------------------
     Payments in respect of any series of Certificates, means each date designated as such in this Agreement, until payment of all the Scheduled Payments to be made under the Secured Notes held in the related Trust has been made or until such Secured Notes have been prepaid in full.

          Request:  Means a request by the Applicable Company or the Guarantor
          -------
     setting forth the subject matter of the request accompanied by an Officer's Certificate and an

     Opinion of Counsel of the Applicable Company or the Guarantor, as provided in Section 1.2.

          Responsible Officer:  With respect to any Trustee, any Loan Trustee
          -------------------
     and any Owner Trustee, means any officer in the Corporate Trust Administration Department or similar department of the Trustee, Loan Trustee or Owner Trustee or any other person customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with a particular subject.

          Scheduled Payment:  With respect to any Secured Note held in a Trust,
          -----------------
     means any payment (other than a Special Payment) of principal of and/or interest on such Secured Note due from the obligor thereon, which installment represents the installment of principal at the stated maturity of such installment of principal on such Secured Note or the payment of regularly scheduled interest accrued on the unpaid principal amount of such Secured Note, or both.

          SEC:  Means the Securities and Exchange Commission, as from time to
          ---
     time constituted or created under the Securities Exchange Act of 1934, as amended, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties on such date.

          Secured Note:  With respect to the Certificates of any series, means
          ------------
     each note, certificate or other instrument issued pursuant to any Indenture relating to such Certificates.

          Special Distribution Date:  With respect to the Certificates of any
          -------------------------
     series, means each date on which a Special Payment is to be distributed as specified in this Agreement.

          Special Payment:  With respect to a Special Distribution Date in
          ---------------
     respect of the Certificates of any series, means (i) any payment of principal of, premium, if any, and interest resulting from the redemption or purchase of a Secured Note held in the applicable Trust, (ii) any payment of principal of and interest (including any interest accruing upon default) on, or any other amount in respect of, any such Secured Note upon an Indenture Event of Default in respect thereof or upon an acceleration under the Indenture relating thereto, (iii) the amounts required to be distributed in respect thereof pursuant to the antepenultimate paragraph of
     Section 2.2(b), (iv) the amounts required to be distributed in respect thereof pursuant to the penultimate paragraph of Section 2.2(b), (v) any Scheduled Payment that is not in fact paid within five days of the Regular Distribution Date applicable thereto or (vi) any proceeds from the sale of any such Secured Note by the Trustee pursuant to Article VI hereof; and

     Special Payments means all of such Special Payments.
     ----------------

          Special Payments Account:  With respect to the Certificates of any
          ------------------------
     series, means the account or accounts created and maintained for such series pursuant to Section 4.1(b) and the related Trust Supplement.

          Specified Investments:  With respect to any Trust, means, unless
          ---------------------
     otherwise specified in the related Trust Supplement, (i) obligations of the United States Government or agencies thereof, or guaranteed by the United States Government, (ii) open market commercial paper of any corporation incorporated under the laws of the United States of America or any State thereof rated at least P-2 or its equivalent by Moody's Investors Service, Inc. or at least A-2 or its equivalent by Standard & Poor's Ratings Services, (iii) certificates of deposit issued by commercial banks organized under the laws of the United States or of any political subdivision thereof having a combined capital and surplus in excess of $500,000,000, which banks or their holding companies have a rating of A or its equivalent by Moody's Investors Service, Inc. or A2 or its equivalent by Standard & Poor's Ratings Services (including the Trustee if such conditions are met); provided, however, that the aggregate amount at
                          --------  -------
     any one time so invested in certificates of deposit issued by any one bank shall not exceed 5% of such bank's capital and surplus, (iv) U.S. dollar denominated offshore certificates of deposit issued by, or offshore time deposits with, any commercial bank described in (iii) or any subsidiary thereof and (v) repurchase agreements with any financial institution having combined capital and surplus of at least $500,000,000 (including the Trustee if such conditions are met) with any of the obligations described in clauses (i) through (iv) as collateral; provided
                                                                      --------
     further that if all of the  above investments are unavailable, the entire
     -------
     amounts to be invested may be used to purchase Federal Funds from an entity described in clause (iii) above; and provided further that no investment
                                          -------- -------
     shall be eligible as a "Specified Investment" unless the final maturity or date of return of such investment is on or before the Special Distribution Date next following the Cut-off Date for such Trust by more than 20 days.

          Transfer Date:  Has the meaning assigned to that term or any of the
          -------------
     terms "Delivery Date", "Funding Date" or "Closing Date" in a Note Purchase Agreement.

          Trust:  With respect to the Certificates of any series, means the
          -----
     related trust created by a Trust Supplement.

          Trust Indenture Act:  Except as otherwise provided in Section 9.6,
          -------------------
     means the Trust Indenture Act of 1939, as amended.

          Trust Property:  With respect to any Trust, means the Secured Notes
          --------------
     held as the property of such Trust and all monies at any time paid thereon and all monies due and to become due thereunder, debt instruments issued by the Guarantor or by an Applicable Company (and guaranteed by the Guarantor) in accordance with the first paragraph of Section 2.2(b), funds from time to time deposited in the related Escrow Account, the related Certificate Account and the related Special Payments Account and any proceeds from the sale by the Trustee pursuant to Article VI hereof of any such Secured Note.

          Trust Supplement:  Means an agreement supplemental hereto pursuant to
          ----------------
     which (i) a separate Trust is created for the benefit of the Holders of the Certificates of a series, (ii) the issuance of the Certificates of such series representing fractional undivided interests in such Trust is authorized and (iii) the terms of the Certificates of such series are established, as such agreement may from time to time be supplemented, amended or modified.

          Trustee:  In respect of each Trust, means each of the institution or
          -------
     institutions executing this Basic Agreement and the applicable Trust Supplement as Trustee, or its successor in interest, and any successor trustee appointed as provided herein.

          Section 1.2.  Compliance Certificates and Opinions.  Upon any
                        ------------------------------------
application or request by any Company, the Guarantor, any Owner Trustee or any Loan Trustee to the Trustee to take any action under any provision of this Basic Agreement or, in respect of the Certificates of any series, this Agreement, such Company, the Guarantor, such Owner Trustee or such Loan Trustee, as the case may be, shall furnish to the Trustee an Officer's Certificate stating that, in the opinion of the signers, all conditions precedent (including any covenants compliance with which constitutes a condition precedent), if any, provided for in this Basic Agreement or, in respect of any Series, this Agreement relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent (including any covenants compliance with which constitutes a condition precedent), if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Basic Agreement or, in respect of any Series, this Agreement relating to such particular application or request, no additional certificate or opinion need be furnished.

          Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Basic Agreement or, in respect of the Certificates of any series, this Agreement (other than a certificate provided pursuant to Section 8.4(d)) shall include:

          (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions in this Basic Agreement or this Agreement relating thereto;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

          Section 1.3.  Form of Documents Delivered to Trustee.  In any case
                        --------------------------------------
where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters and any such Person may certify or give an opinion as to such matters in one or several documents.

          Any Opinion of Counsel stated to be based on the opinion of other counsel shall be accompanied by a copy of such other opinion. Any certificate or opinion of an officer of the Guarantor or any Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Guarantor or Applicable Company stating that the information with respect to such factual matters is in the possession of such Company unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations as to such matters are erroneous.

          Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Basic Agreement or, in respect of the Certificates of any series, this Agreement, they may, but need not, be consolidated and form one instrument.

          Section 1.4.  Acts of Certificateholders.  (a)  Any direction,
                        --------------------------
consent, waiver or other action provided by this Agreement in respect of the Certificates of any series to be given or taken by Certificateholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders in person or by an agent or proxy duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required pursuant to this Agreement, to the Applicable Company or any Loan Trustee. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Certificateholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee, the Guarantor, the Applicable Company and the related Loan Trustee, if made in the manner provided in this Section.

          (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the certificate of any notary public or other officer of any jurisdiction authorized to take acknowledgments of deeds or administer oaths that the Person executing such instrument acknowledged to him the execution thereof, or by an affidavit of a witness to such execution sworn to before any such notary or such other officer and where such execution is by an officer of a corporation or association or a member of a partnership, on behalf of such corporation, association or partnership, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other reasonable manner which the Trustee deems sufficient.

          (c) In determining whether the Certificateholders of the requisite Fractional Undivided Interests of Certificates of any series Outstanding have given any direction, consent or waiver (a "Direction"), under this Agreement, Certificates owned by the Guarantor, any Company, any related Owner Trustee, any related Owner Participant or any Affiliate of any such Person shall be disregarded and deemed not to be Outstanding for purposes of any such determination. In determining whether the Trustee shall be protected in relying upon any such Direction, only Certificates that the Trustee knows to be so owned shall be so disregarded. Notwithstanding the foregoing, (i) if any such Person owns 100% of the Certificates of any series Outstanding, such Certificates shall not be so disregarded as aforesaid, and (ii) if any amount of Certificates of such series so owned by any such Person have been pledged in good faith, such Certificates shall not be disregarded as aforesaid if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Certificates and that the pledgee is not the Guarantor, or a Company, any related Owner Trustee, any related Owner Participant or any Affiliate of any such Person.

          (d) The Applicable Company may at its option by delivery of an Officer's Certificate to the Trustee set a record date to determine the Certificateholders in respect of the Certificates of any series entitled to give any consent, request, demand, authorization, direction, notice, waiver or other action. Notwithstanding Section 316(c) of the Trust Indenture Act, such record date shall be the record date specified in such Officer's Certificate, which shall be a date not more than 15 days prior to the first solicitation of Certificateholders in connection therewith. If such a record date is fixed, such consent, request, demand, authorization, direction, notice, waiver or other action may be given before or after such record date, but only the Certificateholders of record of the applicable series at the close of business on such record date shall be deemed to be Certificateholders for the purposes of determining whether Certificateholders of the requisite proportion of Outstanding Certificates of such series have authorized or agreed or consented to such consent, request, demand, authorization, direction, notice, waiver or other action, and for that purpose the Outstanding Certificates of such series shall be computed as of such record date; provided that no such consent,
                                          --------
request, demand, authorization, direction, notice, waiver or other action by the Certificateholders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Agreement not later than one year after the record date.

          (e) Any request, demand, authorization, notice, direction, consent, waiver or other action by the Certificateholder of any Certificate shall bind the Certificateholder of every

Certificate issued upon the transfer thereof or in exchange therefor or in lieu thereof, whether or not notation of such action is made upon such Certificate.

          (f) Except as otherwise provided in Section 1.4(c), Certificates of any series owned by or pledged to any Person shall have an equal and proportionate benefit under the provisions of this Agreement, without preference, priority, or distinction as among all of the Certificates of such series.


                                   ARTICLE II

                       ORIGINAL ISSUANCE OF CERTIFICATES;
                          ACQUISITION OF SECURED NOTES

          Section 2.1.  Amount Unlimited, Issuable in Series.  (a)  The
                        ------------------------------------
aggregate principal amount of Certificates that may be authenticated and delivered under this Basic Agreement is unlimited. The Certificates may be issued from time to time in one or more series and shall be designated generally as the "Pass Through Certificates", with such further designations added or incorporated in such title for the Certificates of each series as specified in the related Trust Supplement. Each Certificate shall bear upon its face the designation so selected for the series to which it belongs. All Certificates of the same series shall be substantially identical except that the Certificates of a series may differ as to denomination and as may otherwise be provided in the Trust Supplement establishing the Certificates of such series. Each series of Certificates issued pursuant to this Agreement will evidence Fractional Undivided Interests in the related Trust and will have no rights, benefits or interests in respect of any other Trust or the Trust Property held therein. All Certificates of the same series shall be in all respects equally and ratably entitled to the benefits of this Agreement without preference, priority or distinction on account of the actual time or times of authentication and delivery, all in accordance with the terms and provisions of this Agreement.

          (b) The following matters shall be established with respect to the Certificates of each series issued hereunder by a Trust Supplement executed and delivered by and among the Guarantor, the Applicable Company and the Trustee:

          (1) the formation of the Trust as to which the Certificates of such series represent Fractional Undivided Interests and its designation (which designation shall distinguish such Trust from each other Trust created under this Basic Agreement and a Trust Supplement);

          (2) the specific designation and title of the Certificates of such series (which title shall distinguish the Certificates of such series from each other series of Certificates created under this Basic Agreement and a Trust Supplement);

          (3) any limit upon the aggregate principal amount of the Certificates of such series that may be authenticated and delivered (which limit shall not pertain to Certificates authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Certificates of the series pursuant to Sections 3.3, 3.4 and 3.5);

          (4) the Cut-off Date with respect to the Certificates of such series and the related Trust;

          (5) the Regular Distribution Dates applicable to the Certificates of such series and the related Trust;

          (6) the Special Distribution Dates applicable to the Certificates of such series and the related Trust;

          (7) if other than as provided in Section 3.4 or 7.11(b), the Registrar or the Paying Agent for the Certificates of such series, including any Co-Registrar or additional Paying Agent;

          (8) if other than as provided in Section 3.1, the denominations in which the Certificates of such series shall be issuable and, if other than United States dollars, the currency or currencies (including currency units) thereof;

          (9) the specific form of the Certificates of such series (including the interest rate applicable thereto) and whether or not Certificates of such series are to be issued as Book-Entry Certificates and, if such Certificates are to be Book-Entry Certificates, the form of Letter of Representations, if any;

          (10) a description of the related Secured Notes to be acquired and held in the related Trust and of the related Property and the related Note Documents, including whether or not such Secured Notes are senior or subordinate to any other Secured Notes and if so, the terms and conditions pursuant to which such Secured Notes are senior to or subordinate to other Secured Notes or other debt secured by the Property;

          (11) provisions with respect to the terms for which the definitions set forth in Article I hereof or the terms of Section 9.1 hereof permit or require further specification in the related Trust Supplement;

          (12) any restrictions (including legends) in respect of ERISA;

          (13) whether such series will be subject to any intercreditor agreement, liquidity or credit facility or other agreement or instrument;

          (14) any other terms of the Certificates of such series (which terms shall not be inconsistent with the provisions of the Trust Indenture Act), including any terms that may be required or advisable under United States laws or regulations or advisable in connection with the marketing of Certificates of such series;

          (15) the extent, if any, to which the Guarantor or the Applicable Company may acquire Certificates and deliver such Certificates or cash to the respective Trusts and obtain the release of Secured Notes held by such Trusts; and

          (16) whether the Certificates are issuable as bearer instead of registered Certificates or both, and the terms upon which bearer Certificates may be exchanged for registered Certificates.

          (c) At any time and from time to time after the execution and delivery of this Basic Agreement and a Trust Supplement forming a Trust and establishing the terms of Certificates of a series, Certificates of such series shall be executed, authenticated and delivered by the Trustee to the Person or Persons specified by the Applicable Company upon request of the Applicable Company and upon satisfaction of any conditions precedent set forth in such Trust Supplement or in any other document to which a Trustee is a party relating to the issuance of the Certificates of such series.

          Section 2.2.  Acquisition of Secured Notes.  (a)  Unless otherwise
                        ----------------------------
specified in the related Trust Supplement, on or prior to the Issuance Date of the Certificates of a series, the Trustee shall execute and deliver the related Note Purchase Agreements in the forms delivered to the Trustee by the Applicable Company. The Trustee shall issue and sell such Certificates, in authorized denominations and in such Fractional Undivided Interests, so as to result in the receipt of consideration in an amount equal to the aggregate purchase price of Secured Notes to be held in the applicable Trust as specified in the related Note Purchase Agreements and, concurrently therewith, the Trustee shall purchase, pursuant to the terms and conditions of such Note Purchase Agreements, the Secured Notes (except Postponed Notes, if any) at a purchase price equal to the amount of such consideration so received. Except as provided in Sections 3.3, 3.4 and 3.5 hereof, the Trustee shall not execute, authenticate or deliver Certificates of such series in excess of the aggregate amount specified in this paragraph. The provisions of this Subsection (a) are subject to the provisions of Subsection (b) below.

           (b) If on or prior to the Issuance Date with respect to a series of Certificates the Applicable Company shall deliver to the Trustee a Postponement Notice relating to one or more Postponed Notes, the Trustee shall postpone the purchase of such Postponed Notes and shall deposit into an escrow account (as to such Trust, the "Escrow Account") to be maintained as a part of the related Trust an amount equal to the purchase price of such Postponed Notes (the "Escrowed Funds"). The Escrowed Funds so deposited shall be (i) invested by the Trustee at the direction and risk of the Applicable Company in Specified Investments or (ii) if provided in the Trust Supplement relating to such series of Certificates and subject to the terms and conditions set forth therein, invested in debt instruments of the Guarantor or the Applicable Company (and guaranteed by the Guarantor), in each case (x) maturing no later than any scheduled Transfer Date relating to such series of Certificates, or (y) if no such Transfer Date has been scheduled, maturing on the next Business Day, or (z) if subsequent to the giving of the applicable Postponement Notice the Applicable Company has given notice to the Trustee that any Postponed Notes will not be issued, thereafter with respect to the portion of the Escrowed Funds relating to such Postponed Notes, maturing on or before the next applicable Special Distribution Date, if such investments are reasonably available for purchase. The Trustee shall make withdrawals from the Escrow Account only as provided in this Agreement. Upon request of the Applicable Company on one or more occasions and the satisfaction of the closing conditions specified in the applicable Note Purchase Agreements on or prior to the related Cut-off Date, the Trustee shall purchase the applicable Postponed Notes with the Escrowed Funds withdrawn from the Escrow Account.

          The Trustee shall hold all Specified Investments until the maturity thereof and will not sell or otherwise transfer Specified Investments. If Specified Investments held in an Escrow Account mature prior to any applicable Transfer Date, any proceeds received on the maturity of such Specified Investments (other than any earnings thereon) shall be reinvested by the Trustee at the direction and risk of, and for the benefit of, the Applicable Company in Specified Investments maturing as provided in the preceding paragraph.

          Any earnings on Specified Investments received from time to time by the Trustee shall be distributed to the Applicable Company periodically upon its demand, or if not so distributed, reinvested by the Trustee in Specified Investments maturing as provided in the applicable Trust Supplement or in the second preceding paragraph. The Applicable Company shall pay to the Trustee for deposit to the relevant Escrow Account an amount equal to any losses incurred on such Specified Investments made at the direction and risk of such Applicable Company. On the Initial Regular Distribution Date in respect of the Certificates of any series, the Applicable Company will pay (in immediately available funds) to the Trustee an amount equal to the interest that would have accrued on these Postponed Notes related to such Applicable Company, if any, purchased after the Issuance Date as if such Postponed Notes had been purchased on the Issuance Date, from the Issuance Date to, but not including, the date of the purchase of such Postponed Notes by the Trustee, but only to the extent such accrued interest would be payable on the next succeeding payment date, unless otherwise specified in the related Trust Supplement.

          If, in respect of the Certificates of any series, the Applicable Company notifies the Trustee prior to the applicable Cut-off Date that any Postponed Notes will not be issued on or prior to such Cut-off Date for any reason, on the next Special Distribution Date for such Certificates occurring more than 20 days following the date of such notice, unless otherwise specified in the related Trust Supplement, (i) the Applicable Company shall pay to the Trustee for deposit in the related Special Payments Account, in immediately available funds, an amount equal to the interest that would have accrued on the Postponed Notes related to such Applicable Company designated in such notice at a rate equal to the interest rate applicable to such Certificates from the Issuance Date to, but not including, such Special Distribution Date and (ii) the Trustee shall transfer an amount equal to the sum of that amount of Escrowed Funds that would have been used to purchase the Postponed Notes designated in such notice plus the amount paid by such Applicable Company pursuant to the immediately preceding clause (i) to the related Special Payments Account for distribution as a Special Payment in accordance with the provisions hereof.

          If, on such Cut-off Date, an amount equal to less than all of the Escrowed Funds (other than Escrowed Funds referred to in the immediately preceding paragraph) has been used to purchase Postponed Notes, on the next such Special Distribution Date occurring more than 20 days following such Cut-off Date, unless otherwise specified in the related Trust Supplement, (i) the Applicable Company shall pay to the Trustee for deposit in such Special Payments Account, in immediately available funds, an amount equal to the interest that would have accrued on such Postponed Notes related to such Applicable Company contemplated to be purchased with such unused Escrowed Funds (other than Escrowed Funds referred to in the immediately preceding paragraph) but not so purchased at a rate equal to the interest rate applicable to such Certificates from the Issuance Date to, but not including, such Special Distribution Date and
(ii) the Trustee shall transfer the sum of such unused Escrowed Funds plus the amount paid by such Applicable Company pursuant to the immediately preceding clause (i) to such Special Payments Account for distribution as a Special Payment in accordance with the provisions hereof.

          If the Applicable Company shall fail to make any payment due under this Section 2.2, the Guarantor agrees to make such payment in its place.

          Section 2.3.  Acceptance by Trustee.  The Trustee, upon the execution
                        ---------------------
and delivery of a Trust Supplement creating a Trust and establishing a series of Certificates, shall acknowledge its acceptance of all right, title, and interest in and to the Secured Notes to be acquired pursuant to Section 2.2 hereof and the Note Purchase Agreements and shall declare that the Trustee holds and will hold such right, title, and interest, together with all other property constituting the Trust Property of such Trust, for the benefit of all then present and future Certificateholders of such series, upon the trusts herein and in such Trust Supplement set forth. By its payment for and acceptance of each Certificate of such series issued to it under this Agreement, each initial Certificateholder of such series as grantor of such Trust shall thereby join in the creation and declaration of such Trust.

          Section 2.4.  Limitation of Powers.  Each Trust shall be constituted
                        --------------------
solely for the purpose of making the investment in the Secured Notes provided for in the related Trust Supplement, and, except as set forth in Section 2.2(b) or otherwise in this Agreement, the Trustee shall not be authorized or empowered to acquire any other investments or engage in any other activities and, in particular, the Trustee shall not be authorized or empowered to do anything that would cause such Trust to fail to qualify as a "grantor trust" for federal income tax purposes (including as subject to this restriction, acquiring any Property by bidding such Secured Notes or otherwise, or taking any action with respect to any such Property once acquired).

                                  ARTICLE III

                               THE CERTIFICATES

          Section 3.1.  Form, Denomination and Execution of Certificates.  The
                        ------------------------------------------------
Certificates of each series shall be issued in registered form (except as otherwise specified in the relevant Trust Supplement) without coupons and shall be substantially in the form attached hereto as Exhibit A, with such omissions, variations and insertions as are permitted by this Agreement, and may have such letters, numbers or other marks of identification and such legends or endorsements typed, printed, lithographed or engraved thereon, as may be required to comply with the rules of any securities exchange on which such Certificates may be listed or to conform to any usage in respect thereof, or as may, consistently herewith, be prescribed by the Trustee or by the officer executing such Certificates, such determination by said officer to be evidenced by his signing the Certificates.

          Except as provided in Section 3.9, the definitive Certificates of such series shall be typed, printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which such Certificates may be listed, all as determined by the officer executing such Certificates, as evidenced by his execution of such Certificates.

          Except as otherwise provided in the related Trust Supplement, the Certificates of each series shall be issued in minimum denominations of $1,000 or integral multiples thereof, except that one Certificate of such series may be issued in a denomination of less than $1,000.

          The Certificates of each series shall be executed on behalf of the Trustee by manual or facsimile signature of a Responsible Officer of the Trustee. Certificates of any series bearing the manual or facsimile signature of an individual who was, at the time when such signature was affixed, authorized to sign on behalf of the Trustee shall be valid and binding obligations of the Trustee, notwithstanding that such individual has ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such office at the date of such Certificates. No Certificate of any series shall be entitled to any benefit under this Agreement, or be valid for any purpose unless there appears on such Certificate a certificate of authentication substantially in the form set forth in Exhibit A hereto executed by or on behalf of the Trustee by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates of any series shall be dated on the date of their authentication.

          Section 3.2. Authentication of Certificates.  The Trustee shall duly
                       ------------------------------
authenticate and deliver Certificates of each series in authorized denominations equalling in the aggregate the aggregate principal amount of the Secured Notes to be purchased by the Trustee pursuant to the related Note Purchase Agreements, and evidencing the entire ownership of the related Trust.

          Section 3.3. Temporary Certificates.  Pending the preparation of
                       ----------------------
definitive Certificates of any series, the Trustee may execute, authenticate and deliver temporary Certificates of such series that are printed, lithographed, typewritten or otherwise produced, in any denomination, containing substantially the same terms and provisions as set forth in Exhibit A hereto, except for such appropriate insertions, omissions, substitutions and other variations relating to their temporary nature as the officer executing such temporary Certificates may determine, as evidenced by such officer's execution of such temporary Certificates.

          If temporary Certificates of any series are issued, the Trustee will cause definitive Certificates of such series to be prepared without unreasonable delay. After the preparation of definitive Certificates of such series, the temporary Certificates shall be exchangeable for definitive Certificates upon surrender of such temporary Certificates at the Corporate Trust Office of the Trustee, or at the office or agency of the Trustee maintained in accordance with
Section 7.11, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Certificates, the Trustee shall execute, authenticate and deliver in exchange therefor definitive Certificates of like series, in authorized denominations and of a like aggregate Fractional Undivided Interest. Until so exchanged, such temporary Certificates shall in all respects be entitled to the same benefits under this Agreement as definitive Certificates.

          Section 3.4.  Registration of Transfer and Exchange of Certificates.
                        -----------------------------------------------------
The Trustee shall cause to be kept at the office or agency to be maintained by it in accordance with the provisions of Section 7.11 a register (the "Register") for each series of Certificates in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates of such series and of transfers and exchanges of such Certificates as herein provided. The Trustee shall initially be the registrar (the "Registrar") for the purpose of registering Certificates of each series and transfers and exchanges of such Certificates as herein provided.

          Upon surrender for registration of transfer of any Certificate at the Corporate Trust Office or such other office or agency, the Trustee shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of like series, in authorized denominations of a like aggregate Fractional Undivided Interest.

          At the option of a Certificateholder, Certificates may be exchanged for other Certificates of like series, in authorized denominations and of a like aggregate Fractional Undivided Interest, upon surrender of the Certificates to be exchanged at the Corporate Trust Office or at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, authenticate and deliver the Certificates that the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Registrar duly executed by the Certificateholder thereof or its attorney duly authorized in writing.

          No service charge shall be made to a Certificateholder for any registration of transfer or exchange of Certificates, but the Trustee shall require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          All Certificates surrendered for registration of transfer or exchange shall be cancelled and subsequently destroyed by the Trustee.

          Section 3.5.  Mutilated, Destroyed, Lost or Stolen Certificates.  If
                        -------------------------------------------------
(a) any mutilated Certificate is surrendered to the Registrar, or the Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (b) there is delivered to the Registrar and the Trustee such security, indemnity or bond as may be required by them to save each of them harmless, then, in the absence of notice to the Registrar or the Trustee that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate or Certificates of like series, in authorized denominations and of like Fractional Undivided Interest. In connection with the issuance of any new Certificate under this Section 3.5, the Trustee shall require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Registrar) connected therewith. Any duplicate Certificate issued pursuant to this Section 3.5 shall constitute conclusive evidence of the appropriate Fractional Undivided Interest in the related Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

          Section 3.6.  Persons Deemed Owners.  Prior to due presentation of a
                        ---------------------
Certificate for registration of transfer, the Guarantor, the Applicable Company, the Trustee, the Registrar, and any Paying Agent of the Trustee may treat the Person in whose name any Certificate is registered on the Register as the owner of such Certificate for the purpose of receiving distributions pursuant to
Section 4.2 and for all other purposes whatsoever, and neither the Guarantor, the Applicable Company, the Trustee, the Registrar, nor any Paying Agent of the Trustee shall be affected by any notice to the contrary.

          Section 3.7.  Cancellation.  All Certificates surrendered for payment
                        ------------
or registration of transfer or exchange shall, if surrendered to any Person party hereto or any agent of the Trustee other than the Registrar, be delivered to the Registrar for cancellation. No Certificates shall be authenticated in lieu of or in exchange for any Certificates cancelled as provided in this Section, except as expressly permitted by this Agreement. All cancelled Certificates held by the Registrar shall be destroyed and a certification of their destruction delivered to the Trustee.

          Section 3.8.  Limitation of Liability.  All payments or distributions
                        -----------------------
made to Certificateholders of any series under this Basic Agreement and the related Trust Supplement shall be made only from the Trust Property of the related Trust and only to the extent that the Trustee shall have sufficient income or proceeds from such Trust Property to make such payments in accordance with the terms of Article IV of this Agreement. Each Certificateholder, by its acceptance of a Certificate, agrees that it will look solely to the income and proceeds from the Trust Property of the related Trust to the extent available for distribution to such Certificateholder as provided in this Agreement.

          Nothing in this Agreement shall be construed as an agreement, or otherwise creating an obligation, of the Guarantor or any Applicable Company to pay any of the principal, premium, if any, and interest due from time to time under the Secured Notes or in respect of the Certificates. The Guarantor and each Company are parties to this Agreement solely for purposes of meeting the requirements of the Trust Indenture Act, and therefore shall not be liable hereunder (except as otherwise expressly provided herein).

          Section 3.9.  Book-Entry and Definitive Certificates.  (a)  Except for
                        --------------------------------------
one Certificate of each series that may be issued in a denomination of less than $1,000, the Certificates of any series may, at the sole option of the Applicable Company, be issued in the form of one or more typewritten Certificates representing the Book-Entry Certificates of such series, to be delivered to The Depository Trust Company, the initial Clearing Agency, by, or on behalf of, the Applicable Company. In such case, the Certificates of such series delivered to The Depository Trust Company shall initially be registered on the Register in the name of CEDE & Co., the nominee of the initial Clearing Agency, and no Certificate Owner will receive a definitive certificate representing such Certificate Owner's interest in the Certificates of such series, except as provided above and in Subsection (d) below. As to the Certificates of any series, except with respect to the one Certificate of such series that may be issued in a denomination of less than $1,000, unless and until definitive, fully registered Certificates of such series (the "Definitive Certificates") have been issued pursuant to Subsection (d) below:

          (i) the provisions of this Section 3.9 shall be in full force and effect;

          (ii) the Guarantor, the Applicable Company, the Paying Agent, the Registrar and the Trustee may deal with the Clearing Agency for all purposes (including the making of distributions on the Certificates) as the authorized representative of the Certificate Owners;

          (iii) to the extent that the provisions of this Section 3.9 conflict with any other provisions of this Agreement (other than the provisions of any Trust Supplement amending this Section 3.9 as permitted by this Basic Agreement), the provisions of this Section 3.9 shall control;

          (iv) the rights of Certificate Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such Certificate Owners and the Clearing Agency Participants; and until Definitive Certificates are issued pursuant to Subsection (d) below, the Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal and interest and premium, if any, on the Certificates to such Clearing Agency Participants;

          (v) such Certificates of such series may be transferred in whole, but not in part, and in the manner provided in Section 3.4 by the Clearing Agency holding such Certificates to a nominee of such Clearing Agency or by such Clearing Agency to a successor Clearing Agency selected or approved by the Applicable Company upon notice to the Trustee or to a nominee of such successor Clearing Agency; and

          (vi) whenever this Agreement requires or permits actions to be taken based upon instructions or directions of Certificateholders of such series holding Certificates of such series evidencing a specified percentage of the Fractional Undivided Interests in the related Trust, the Clearing Agency shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Certificate Owners and/or Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in Certificates of such series and has delivered such instructions to the Trustee. The Trustee shall have no obligation to determine whether the Clearing Agency has in fact received any such instructions.

          (b) Except with respect to the one Certificate of each series that may be issued in a denomination of less than $1,000, whenever notice or other communication to the Certificateholders of such series is required under this Agreement, unless and until Definitive Certificates shall have been issued pursuant to Subsection (d) below, the Trustee shall give all such notices and communications specified herein to be given to Certificateholders of such series to the Clearing Agency and/or the Clearing Agency Participants, and shall make available additional copies as requested by such Clearing Agency Participants.

          (c) Unless and until Definitive Certificates of a series are issued pursuant to Subsection (d) below, on the Record Date prior to each applicable Regular Distribution Date and Special Distribution Date, the Trustee will request from the Clearing Agency a securities position listing setting forth the names of all Clearing Agency Participants reflected on the Clearing Agency's books as holding interests in the Certificates of such series on such Record Date. The Trustee shall mail to each such Clearing Agency Participant the statements described in Section 4.3 hereof and will make available additional copies as requested by such Clearing Agency Participant for forwarding by such Clearing Agency Participant to Certificate Owners.

          (d) If with respect to the Book-Entry Certificates of any series (i) the Applicable Company advises the Trustee in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities and the Trustee or the Applicable Company is unable to locate a qualified successor or
(ii) the Applicable Company, at its option, advises the Trustee in writing of its election to terminate the book-entry system through the Clearing Agency in respect of the Certificates or (iii) after the occurrence of an Event of Default, Certificate Owners of Book-Entry Certificates of such series evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the related Trust advise the Applicable

Company, the Trustee and the Clearing Agency through the Clearing Agency Participants in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the Certificate Owners of such series, then the Trustee shall notify all Certificate Owners of such series, through the Clearing Agency, of the occurrence of such event and of the availability of Definitive Certificates. Upon surrender to the Trustee of all the Certificates of such series held by the Clearing Agency, accompanied by written registration instructions from the Clearing Agency for registration of Definitive Certificates in the names of Certificate Owners of such series, the Trustee shall execute, authenticate and deliver the Definitive Certificates of such series pursuant to Section 3.4 in accordance with the instructions of the Clearing Agency. Neither the Guarantor, any Company, the Registrar, the Paying Agent nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such registration instructions. Upon the authentication and delivery of Definitive Certificates of such series, the Trustee shall recognize the Persons in whose name the Definitive Certificates are registered in the Register as Certificateholders hereunder. None of the Applicable Company, the Guarantor and the Trustee shall be liable if the Trustee or the Applicable Company is unable to locate a qualified successor Clearing Agency.

          (e) Except as otherwise provided in the related Trust Supplement, the Trustee shall enter into the applicable Letter of Representations with respect to such series of Certificates and fulfill its responsibilities thereunder.

          (f) The provisions of this Section 3.9 may be made inapplicable to any series or may be amended with respect to any series in the related Trust Supplement.


                                   ARTICLE IV

                          DISTRIBUTIONS; STATEMENTS TO
                               CERTIFICATEHOLDERS

          Section 4.1.  Certificate Account and Special Payments Account.  (a)
                        ------------------------------------------------
The Trustee shall establish and maintain on behalf of the Certificateholders of each series a Certificate Account as one or more non-interest-bearing accounts. The Trustee shall hold the Certificate Account in trust for the benefit of the Certificateholders of such series, and shall make or permit withdrawals therefrom only as provided in this Agreement. On each day when a Scheduled Payment is made under an Indenture to the Trustee, the Trustee, as holder of the Secured Notes issued under such Indenture and held in the related Trust, upon receipt shall immediately deposit the aggregate amount of such Scheduled Payment in the applicable Certificate Account.

          (b) The Trustee shall establish and maintain on behalf of the Certificateholders of each series a Special Payments Account as one or more accounts, which shall be non-interest bearing except as provided in Section 4.4. The Trustee shall hold the Special Payments Account in trust for the benefit of the Certificateholders of such series, and shall make or permit withdrawals therefrom only as provided in this Agreement. On each day when one or more Special Payments (other than a Special Payment that represents the proceeds of any sale pursuant to Article VI hereof by the Trustee of a Secured
Note) are made under the Indenture to the Trustee, as holder of the Secured Notes issued under such Indenture and held in the related Trust or pursuant to the penultimate and antepenultimate paragraphs of Section 2.2(b), the Trustee upon receipt shall immediately deposit the aggregate amounts of such Special Payments in such Special Payments Account. Upon the sale of Secured Notes by the Trustee pursuant to Article VI hereof and the realization of any proceeds thereof, the Trustee shall deposit the aggregate amount of such proceeds as a Special Payment in the applicable Special Payments Account.

          (c) The Trustee shall present to the Loan Trustee to which a Secured Note held in a related Trust relates such Secured Note on the date of its stated final maturity or, in the case of any Secured Note held in a related Trust that is to be redeemed or purchased in whole pursuant to the relevant Indenture, on the applicable redemption or purchase date under such Indenture.

          Section 4.2.  Distributions from Certificate Account and Special
                        --------------------------------------------------
Payments Account.  (a)  On each Regular Distribution Date with respect to a
----------------
series of Certificates or as soon thereafter as the Trustee has confirmed receipt of the payment of the Scheduled Payments due on the Secured Notes held in the related Trust on such date, the Trustee shall distribute out of the applicable Certificate Account the entire amount deposited therein pursuant to
Section 4.1 (a). There shall be so distributed to each Certificateholder of record of such series on the Record Date with respect to such Regular Distribution Date (other than as provided in Section 11.1 concerning the final distribution) by check mailed to such Certificateholder at the address appearing in the Register such Certificateholder's pro rata share (based on the aggregate Fractional Undivided Interest in the related Trust held by such Certificateholder) of the aggregate amount in the applicable Certificate Account.

          (b) On each Special Distribution Date with respect to any Special Payment with respect to a series of Certificates or as soon thereafter as the Trustee has confirmed receipt of such Special Payment due on the Secured Notes held in the related Trust or realized upon the sale of any such Secured Notes, the Trustee shall distribute out of the applicable Special Payments Account the entire amount deposited therein pursuant to Section 4.1(b) of such Special Payment. There shall be so distributed to each Certificateholder of record of such series on the Record Date with respect to such Special Distribution Date (other than as provided in Section 11.1 concerning the final distribution) by check mailed to such Certificateholder at the address appearing in the Register such Certificateholder's pro rata share (based on the aggregate Fractional Undivided Interest in the related Trust held by such Certificateholder) of the aggregate amount in the applicable Special Payments Account on account of such Special Payment.

          (c) The Trustee shall, at the expense of the Applicable Company, cause notice of each Special Payment with respect to a series of Certificates to be mailed to each Certificateholder of such series at its address as it appears in the Register. In the event of redemption or purchase of Secured Notes held in the related Trust, such notice shall be mailed not less than 20 days prior to the date any such Special Payment is scheduled to be distributed. In the case of any other Special Payments, such notice shall be mailed as soon as practicable after the Trustee has confirmed that it has received funds for such Special Payment. Notices mailed by the Trustee shall set forth:

          (i) the Special Distribution Date and the Record Date therefor (except as otherwise provided in Section 11.1),

          (ii) the amount of the Special Payment for each $1,000 face amount Certificate (taking into account any payment to be made by the Applicable Company pursuant to Section 2.2(b)) and the amount thereof constituting principal, premium, if any, and interest,

          (iii) the reason for the Special Payment, and

          (iv) if the Special Distribution Date is the same date as a Regular Distribution Date for the Certificates of such series, the total amount to be received on such date for each $1,000 face amount Certificate.

If the amount of premium, if any, payable upon the redemption or purchase of a Secured Note has not been calculated at the time that the Trustee mails notice of a Special Payment, it shall be sufficient if the notice sets forth the other amounts to be distributed and states that any premium received will also be distributed.

          If any redemption or purchase of the Secured Notes held in any Trust is cancelled, the Trustee, as soon as possible after learning thereof, shall cause notice thereof to be mailed to each Certificateholder of the related series at its address as it appears on the Register.

          Section 4.3.  Statements to Certificateholders.  (a)  On each Regular
                        --------------------------------
Distribution Date and Special Distribution Date with respect to a series of Certificateholders, the Trustee will include with each distribution to Certificateholders of record of the related series on the Record Date with respect to such Regular Distribution Date or Special Distribution Date a statement, giving effect to such distribution to be made on such Regular Distribution Date or Special Distribution Date, as the case may be, setting forth the following information (per $1,000 face amount Certificate as to (i) and (ii) below):

          (i) The amount of such distribution allocable to principal and the amount allocable to premium, if any;

          (ii) The amount of such distribution allocable to interest; and

          (iii) The Pool Balance and the Pool Factor of the related Trust.

          (b) Within a reasonable period of time after the end of each calendar year but not later than the latest date permitted by law, the Trustee shall furnish to each Person who at any time during such calendar year was a Certificateholder of record a statement containing the sum of the amounts determined pursuant to clauses (a)(i) and (a)(ii) with respect to the related Trust for such calendar year or, in the event such Person was a Certificateholder of record during a portion of such calendar year, for the applicable portion of such year, and such other items as are readily available to the Trustee and that a Certificateholder shall reasonably request as necessary for the purpose of such Certificateholder's preparation of its Federal income tax returns.

          Section 4.4.  Investment of Special Payment Moneys.  Any money
                        ------------------------------------
received by the Trustee pursuant to Section 4.1(b) representing a Special Payment that is not to be promptly distributed shall, to the extent practicable, be invested (and reinvested) in at the written direction of the Applicable Company Permitted Investments by the Trustee pending distribution of such Special Payment pursuant to Section 4.2. Any investment (including any reinvestment) made pursuant to this Section 4.4 shall be in such Permitted Investments having maturities not later than the date that such moneys are required to be used to make the payment required under Section 4.2 on the applicable Special Distribution Date and the Trustee shall hold any such Permitted Investments until maturity. The Trustee shall have no liability with respect to any investment made pursuant to this Section 4.4, other than by reason of the willful misconduct or negligence of the Trustee. All income and earnings from such investments shall be distributed on such Special Distribution Date as part of such Special Payment.


                                   ARTICLE V

                        THE GUARANTOR AND THE COMPANIES

          Section 5.1.  Maintenance of Corporate Existence.  The Guarantor and
                        ----------------------------------
each Company, at its own cost and expense, will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory) and franchises, except as otherwise specifically permitted in Section 5.2; provided, however, that neither the
                                       --------  -------
Guarantor nor any Company shall be required to preserve any right or franchise if it shall determine that the preservation thereof is no longer desirable in the conduct of its business.

          Section 5.2.  Consolidation, Merger, etc.  Neither the Guarantor nor
                        --------------------------
any Company shall consolidate with or merge into any other corporation or convey, transfer or lease substantially all of its assets as an entirety to any Person unless:

          (a) the corporation formed by such consolidation or into which the Guarantor or such Company is merged or the Person that acquires by conveyance, transfer or lease substantially all of the assets of the Guarantor or such Company as an entirety shall be organized and validly existing under the laws of the United States of America or any

     State thereof or the District of Columbia or, in the case of the Guarantor, any other jurisdiction;

          (b) the corporation formed by such consolidation or into which the Guarantor or such Company is merged or the Person that acquires by conveyance, transfer or lease substantially all of the assets of the Guarantor or such Company as an entirety shall execute and deliver to the Trustee an agreement containing an assumption by such successor corporation or Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Guarantor or such Company under this Agreement;

          (c) the Guarantor or such Company shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel stating that such consolidation, merger, conveyance, transfer or lease and the assumption agreement mentioned in clause (b) above comply with this Section 5.2.

          Upon any consolidation or merger, or any conveyance, transfer or lease of substantially all of the assets of the Guarantor or a Company as an entirety in accordance with this Section 5.2, the successor corporation or Person formed by such consolidation or into which the Guarantor or such Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Guarantor or such Company under this Agreement applicable to the Certificates of each series with the same effect as if such successor corporation or Person had been named as the Guarantor or such Company herein.

          Section 5.3.  Right of Guarantor to Act.  The Guarantor shall be
                        -------------------------
entitled, without further confirmation by any Company, to take, give or make on behalf of any Company any action, direction or Request under this Basic Agreement or this Agreement that may be taken, given or made by such Company.


                                   ARTICLE VI

                                    DEFAULT

          Section 6.1.  Events of Default.  If, in respect of any Trust, any
                        -----------------
Indenture Event of Default under any related Indenture shall occur and be continuing, then, and in each and every case, so long as such Indenture Event of Default shall be continuing, (a) the Trustee may vote all Secured Notes issued under the relevant Indenture held in such Trust, and upon the direction of the Certificateholders holding Certificates evidencing Fractional Undivided Interests in such Trust aggregating not less than a majority in interest in such Trust, the Trustee shall vote not less than a corresponding majority of such Secured Notes, in favor of directing the Loan Trustee under such Indenture to declare the unpaid principal amount of such Secured Notes then outstanding to which such Indenture Event of Default relates and accrued interest thereon to be due and payable under, and in accordance with the provisions of, such Indenture, and (b) the Trustee may in accordance with the provisions of the relevant Indenture vote such Secured Notes held in such Trust to direct the Loan Trustee regarding the exercise of remedies provided in such Indenture.

          In addition, after an Indenture Event of Default shall have occurred and be continuing with respect to any Secured Note or Secured Notes held in a Trust, the Trustee thereof may, subject to Section 6.4, in its discretion, and upon the direction of the Certificateholders holding Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest in such Trust shall, by such officer or agent as it may appoint, sell, convey, transfer and deliver such Secured Note or Secured Notes, without recourse to or warranty by the Trustee or any Certificateholder, to any Person. In any such case, the Trustee shall sell, assign, contract to sell or otherwise dispose of and deliver such Secured Note or Secured Notes in one or more parcels at public or private sale or sales, in accordance with applicable law, including any applicable securities laws, and the terms of the applicable Note Documents, at any location or locations at the option of the Trustee, all upon such terms and conditions as it may reasonably deem advisable and at such prices as it may reasonably deem advisable, for cash. If the Trustee so decides or is required to sell or otherwise dispose of such Secured Note pursuant to this Section, the Trustee shall take such of the actions described above as it may reasonably deem most effectual to complete the sale or other disposition of such Secured Note at the best price obtainable under the circumstances. Notwithstanding the foregoing, the Trustee shall not take any action under this Section unless, in the reasonable judgment of the Trustee, such action shall not be adverse to the best interests of the Certificateholders of the applicable series.

          Section 6.2.  Incidents of Sale of Secured Notes.  Upon any sale of
                        ----------------------------------
all or any part of the Secured Notes held in a Trust made either under the power of sale given under this Agreement or otherwise for the enforcement of this Agreement, the following shall be applicable:

          (1) Certificateholders and Trustee May Purchase Secured Notes.  Any
              ---------------------------------------------------------
     Certificateholder, the Trustee in its individual or any other capacity or any other Person may bid for and purchase any of such Secured Notes, and upon compliance with the terms of sale, may hold, retain, possess and dispose of such Secured Notes in its own absolute right without further accountability.

          (2) Receipt of Trustee Shall Discharge Purchaser.  The receipt of the
              --------------------------------------------
     Trustee or of the officer or agent making such sale shall be a sufficient discharge to any purchaser for his purchase money, and, after paying such purchase money and receiving such receipt, such purchaser or its personal representative or assigns shall not be obliged to see to the application of such purchase money, or be in any way answerable for any loss, misapplication or non-application thereof.

          (3) Application of Moneys Received upon Sale.  Any moneys collected by
              ----------------------------------------
     the Trustee upon any sale made either under the power of sale given by this Agreement or otherwise for the enforcement of this Agreement shall be applied as provided in Section 4.2.

          Section 6.3.  Judicial Proceedings Instituted by Trustee, Trustee May
                        -------------------------------------------------------
Bring Suit.  If there shall be a failure to make payment of the principal of,
----------
premium, if any, or interest on any Secured Note held in a Trust when due and payable, then the Trustee, in its own name, and as trustee of an express trust, as holder of such Secured Notes, shall be, to the extent permitted by and in accordance with the terms of the applicable Note Documents, entitled and empowered to institute any suits, actions or proceedings at law, in equity or otherwise, for the collection of the sums so due and unpaid on such Secured Notes and may prosecute any such claim or proceeding to judgment or final decree with respect to the whole amount of any such sums so due and unpaid.

          Section 6.4.  Control by Certificateholders.  Subject to Section 6.3,
                        -----------------------------
the Certificateholders holding Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the related Trust shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee with respect to such Trust, or exercising any trust or power conferred on the Trustee under this Agreement, including any right of the Trustee as holder of the related Secured Notes held in such Trust, provided that:
               --------

          (1) such direction shall not be in conflict with any rule of law or with this Agreement or the terms of the applicable Note Documents and would not involve the Trustee in personal liability or expense,

          (2) the Trustee shall not determine that the action so directed would be unjustly prejudicial to the Certificateholders of such series not taking part in such direction,

          (3) the Trustee may take any other action permitted by this Agreement deemed proper by the Trustee that is not inconsistent with such direction, and

          (4) if an Indenture Event of Default under a related Indenture shall have occurred and be continuing, such direction shall not obligate the Trustee to vote more than a corresponding majority of the related Secured Notes held by the Trust in favor of directing any action by the related Loan Trustee with respect to such Indenture Event of Default.

          Section 6.5.  Waiver of Past Defaults.  The Certificateholders holding
                        -----------------------
Certificates of a series evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the related Trust may on behalf of all of the Certificateholders of such series waive any past default or Event of Default hereunder or under the related Trust Supplement with respect to such series and its consequences or may instruct the Trustee to waive any past default under any related Indenture or this Agreement or the related Trust Supplement with respect to such series and its consequences, except a default:

          (1) in the deposit of any Scheduled Payment or Special Payment under
     Section 4.1 or in the distribution of any payment under Section 4.2 on the Certificates of such series, or

          (2) in the payment of the principal of (premium, if any) or interest on the Secured Notes, or

          (3) in respect of a covenant or provision hereof that under Article IX hereof cannot be modified or amended without the consent of each Certificateholder holding an Outstanding Certificate of such series affected.

          Upon any such waiver, such default shall cease to exist with respect to the Certificates of such series and any Event of Default arising therefrom shall be deemed to have been cured for every purpose in respect of such series and any direction given by the Trustee on behalf of the Certificateholders of such series to the relevant Loan Trustee shall be annulled with respect thereto; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon. Upon any such waiver, the Trustee shall vote the Secured Notes issued under the relevant Indenture held in the applicable Trust to waive the corresponding Indenture Event of Default (and, if applicable, the corresponding Lease default).

          Section 6.6.  Right of Certificateholders to Receive Payments Not to
                        ------------------------------------------------------
Be Impaired.  Anything in this Agreement to the contrary notwithstanding,
-----------
including without limitation Section 6.7, the right of any Certificateholder to receive distributions of payments required pursuant to Section 4.2 on the applicable Certificates when due, or to institute suit for the enforcement of any such payment on or after the applicable Regular Distribution Date or Special Distribution Date, shall not be impaired or affected without the consent of such Certificateholder.

          Section 6.7.  Certificateholders May Not Bring Suit Except Under
                        --------------------------------------------------
Certain Conditions.  A Certificateholder of any series shall not have the right
------------------
to institute any suit, action or proceeding at law or in equity or otherwise with respect to this Agreement, for the appointment of a receiver or for the enforcement of any other remedy under this Agreement, unless:

          (1) such Certificateholder previously shall have given written notice to the Trustee of a continuing Event of Default;

          (2) the Certificateholders holding Certificates of such series evidencing Fractional Undivided Interests aggregating not less than 25% of the related Trust shall have requested the Trustee in writing to institute such action, suit or proceeding and shall have offered to the Trustee indemnity as provided in
     Section 7.2(e);

          (3) the Trustee shall have refused or neglected to institute any such action, suit or proceeding for 60 days after receipt of such notice, request and offer of indemnity; and

          (4) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Certificateholders holding Certificates of such series evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the related Trust.

          It is understood and intended that no one or more of the Certificateholders of any series shall have any right in any manner whatever hereunder or under the related Trust Supplement or under the Certificates of such series to (i) surrender, impair, waive, affect, disturb or prejudice any property in the Trust Property of the related Trust or the lien of any related Indenture on any property subject thereto, or the rights of the Certificateholders of such series or the holders of the related Secured Notes,
(ii) obtain or seek to obtain priority over or preference to any other such Certificateholder of such series or (iii) enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all the Certificateholders of such series subject to the provisions of this Agreement.

          Section 6.8.  Remedies Cumulative.  Every remedy given hereunder to
                        -------------------
the Trustee or to any of the Certificateholders of any series shall not be exclusive of any other remedy or remedies, and every such remedy shall be cumulative and in addition to every other remedy given hereunder or now or hereafter given by statute, law, equity or otherwise.

          Section 6.9.  Undertaking to Pay Court Costs.  All parties to this
                        ------------------------------
Agreement, and each Certificateholder by his acceptance of a Certificate, shall be deemed to have agreed that any court may in its discretion require, in any suit, action or proceeding for the enforcement of any right or remedy under this Agreement, or in any suit, action or proceeding against the Trustee for any action taken or omitted by it as Trustee hereunder, the filing by any party litigant in such suit, action or proceeding of an undertaking to pay the costs of such suit, action or proceeding, and that such court may, in its discretion, assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, action or proceeding, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided,
                                                                  --------
however, that the provisions of this Section shall not apply to (a) any suit,
-------
action or proceeding instituted by any Certificateholder or group of Certificateholders of any series evidencing Fractional Undivided Interests aggregating more than 10% of the related Trust, (b) any suit, action or proceeding instituted by any Certificateholder for the enforcement of the distribution of payments pursuant to Section 4.2 hereof on or after the respective due dates expressed herein or (c) any suit, action or proceeding instituted by the Trustee.

                                 ARTICLE VIII

                                  THE TRUSTEE

          Section 7.1.  Notice of Defaults.  As promptly as practicable after,
                        ------------------
and in any event within 90 days after, the occurrence of any default (as such term is defined below) hereunder, the Trustee shall transmit by mail to the Applicable Company, the Guarantor, any related Owner Trustees, the related Loan Trustees and the Certificateholders holding Certificates of the related series in accordance with Section 313(c) of the Trust Indenture Act, notice of such default hereunder known to the Trustee, unless such default shall have been cured or waived; provided that, in the case of defaults not relating to the
                 --------
payment of money, the Trustee shall not give such notice until the earlier of the time at which such default becomes an Event of Default and the expiration of 60 days from the occurrence of such default; provided, however, that, except in
                                             --------  -------
the case of a default in the payment of the principal of (premium, if any) or interest on any Secured Note, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interests of the Certificateholders of the related series. For the purpose of this Section in respect of any Trust, the term "default" means any event that is, or after notice or lapse of time or both would become, an Event of Default in respect of that Trust.

          Section 7.2.  Certain Rights of Trustee.  Subject to the provisions of
                        -------------------------
Section 315 of the Trust Indenture Act:

          (a) the Trustee may rely and shall be protected in acting or refraining from acting in reliance upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (b) any request or direction of the Guarantor or a Company mentioned herein shall be sufficiently evidenced by a Request;

          (c) whenever in the administration of this Agreement the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer's Certificate of the Guarantor or Applicable Company, any related Owner Trustee, any related Owner Participant or any related Loan Trustee;

          (d) the Trustee may consult with counsel and the advice of such counsel or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

     (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement at the request or direction of any of the Certificateholders pursuant to this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the cost, expenses and liabilities which might be incurred by it in compliance with such request or direction;

          (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document;

          (g) the Trustee may execute any of the trusts or powers under this Agreement or perform any duties under this Agreement either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it under this Agreement;

          (h) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Certificateholders holding Certificates of any series evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the related Trust relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement;

          (i) the Trustee shall not be required to expend or risk its own funds in the performance of any of its duties under this Agreement, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk is not reasonably assured to it;

          (j) except during the continuance of an Event of Default, the Trustee undertakes and shall be responsible to perform only such duties as are specifically set forth herein and no implied covenants or obligations shall be read into this Agreement against the Trustee.

          Section 7.3.  Not Responsible for Recitals or Issuance of
                        -------------------------------------------
Certificates. The recitals contained herein and in the Certificates of each series, except the certificates of authentication, shall not be taken as the statements of the Trustee, and the Trustee assumes no responsibility for their correctness. Subject to Section 7.14, the Trustee makes no representations as to the validity or sufficiency of this Basic Agreement or any Trust Supplement, any Note Documents, any Note Purchase Agreement, any Secured Notes held in a Trust or the Certificates of any series, except that the Trustee hereby represents and warrants that this Basic Agreement or any Trust Supplement has been, and each Trust Supplement and each Certificate of each series will be, executed and delivered by one of its officers who is duly authorized to execute and deliver such document on its behalf.

          Section 7.4.  May Hold Certificates.  The Trustee, any Paying Agent,
                        ---------------------
Registrar or any of their Affiliates or any other agent, in their respective individual or any other capacity, may become the owner or pledgee of Certificates, and subject to Sections 310(b) and 311 of the Trust Indenture Act, may otherwise deal with the Guarantor, any Company, any Owner Trustee or any Loan Trustee with the same rights it would have if it were not Trustee, Paying Agent, Registrar or such other agent.

          Section 7.5.  Money Held in Trust.  Money held by the Trustee or the
                        -------------------
Paying Agent in trust hereunder or under any Trust Supplement need not be segregated from other funds, except to the extent required herein or by law and neither the Trustee nor the Paying Agent shall have any liability for interest upon any such moneys except as provided for herein.

          Section 7.6.  Compensation and Reimbursement.  The Guarantor and the
                        ------------------------------
Applicable Company agree:

          (1) to pay, or cause to be paid, to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law with regard to the compensation of a trustee of an express trust);

          (2) except as otherwise expressly provided herein or in any Trust Supplement, to reimburse, or cause to be reimbursed, the Trustee upon its request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Basic Agreement or any Trust Supplement (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence, willful misconduct or bad faith or as may be incurred due to the Trustee's breach of its representations and warranties set forth in
     Section 7.14;

          (3) to indemnify, or cause to be indemnified, the Trustee in its individual capacity for, and to hold it harmless against, any loss, liability or expense (other than for or with respect to any tax) incurred without negligence, willful misconduct or bad faith, on its part, arising out of or in connection with the acceptance or administration of any Trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder, except (i) for any such loss, liability or expense incurred by reason of the Trustee's breach of its representations and warranties set forth in Section 7.14 or in any Trust Supplement or the Trustee's negligence or wilful misconduct and (ii) as provided in Section
     7.16. The Trustee shall notify the Guarantor and the Applicable Company promptly of any claim for which it may seek indemnity. The Guarantor or the Applicable Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel with the consent of the Guarantor or the Applicable Company and the Guarantor and the Applicable Company will pay the reasonable fees and expenses of such counsel. Neither the Guarantor nor any Company need pay for any settlement made without its consent; and

          (4) to indemnify, or cause to be indemnified, the Trustee, solely in its individual capacity, for, and to hold it harmless against, any tax (other than for or with respect to any tax referred to in the next paragraph, provided that no indemnification shall be available with respect to any tax attributable to the Trustee's compensation for serving as such) incurred without negligence, willful misconduct or bad faith, on its part, arising out of or in connection with the acceptance or administration of any Trust, including any costs and expenses incurred in contesting the imposition of any such tax. The Trustee, in its individual capacity, shall notify the Guarantor and the Applicable Company promptly of any tax for which it may seek indemnity. The Guarantor or the Applicable Company shall, if it so elects, defend against the imposition of such tax and the Trustee, in its individual capacity, shall cooperate in the defense. The Trustee, in its individual capacity, may have separate counsel with the consent of the Guarantor or the Applicable Company, and the Guarantor or the Applicable Company will pay the reasonable fees and expenses of such counsel. Neither the Guarantor nor any Company need indemnify any taxes paid, in settlement or otherwise, without its consent.

          In addition, the Trustee shall be entitled to reimbursement from, and shall have a lien prior to the Certificates of each series upon, all property and funds held or collected by the Trustee in its capacity as Trustee with respect to such series or the related Trust for any tax (including any taxes based on, or measured by the income or receipts of such Trust) incurred without negligence, bad faith or willful misconduct, on its part, arising out of or in connection with the acceptance or administration of such Trust (other than any tax attributable to the Trustee's compensation for serving as such), including any costs and expenses incurred in contesting the imposition of any such tax. If the Trustee reimburses itself from the Trust Property of such Trust for any such tax it will within 30 days mail a brief report setting forth the circumstances thereof to all Certificateholders of such series as their names and addresses appear in the Register.

          As security for the performance of the obligations of the Guarantor and each Applicable Company under this Section with respect to each Trust, the Trustee shall have a lien prior to the Certificates of the related series upon all property and funds held or collected by the Trustee in its capacity as Trustee with respect to such Certificates and the related Trust.

          Section 7.7.  Corporate Trustee Required, Eligibility.  Each Trust
                        ---------------------------------------
shall at all times have a Trustee which shall be eligible to act as a trustee under Section 310(a) of the Trust Indenture Act and shall have a combined capital and surplus of at least $75,000,000 (or having a combined capital and surplus in excess of $1,000,000 and the obligations of which, whether now in existence or hereafter incurred, are fully and unconditionally guaranteed by a corporation organized and doing business under the laws of the United States, any State or Territory thereof or of the District of Columbia and having a combined capital and surplus of at least $75,000,000). If such corporation publishes reports of conditions at least annually, pursuant to law or to the requirements of Federal, State, Territorial or District of Columbia supervising or examining authority, then for the purposes of this
Section 7.7, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of conditions to be published.

          In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 7.7 to act as Trustee of any Trust, the Trustee shall resign immediately as Trustee of such Trust in the manner and with the effect specified in Section 7.8.

          Section 7.8.  Resignation and Removal, Appointment of Successor. (a)
                        -------------------------------------------------
No resignation or removal of the Trustee and no appointment of a successor Trustee of any Trust pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 7.9.

          (b) The Trustee may resign at any time as trustee of any or all Trusts by giving written notice thereof to the Guarantor, each Company, the Authorized Agents, the related Owner Trustees, if any, and the related Loan Trustees. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Guarantor, each Company, the related Owner Trustees, if any, the related Loan Trustees and the Trustee within 30 days after the giving of such notice of resignation, the Guarantor, any Company or the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          (c) The Trustee may be removed at any time as trustee of any Trust by Act of the Certificateholders of the related series holding Certificates of such series evidencing Fractional Undivided Interests aggregating not less than a majority in interest in such Trust delivered to the Trustee and to the Guarantor, each Company, the related Owner Trustees and the related Loan Trustees.

          (d) If at any time in respect of any Trust:

          (1) the Trustee shall fail to comply with Section 310 of the Trust Indenture Act after written request therefor by the Guarantor, any Company or by any Certificateholder of the related series who has been a bona fide Certificateholder for at least six months; or

          (2) the Trustee shall cease to be eligible under Section 7.7 and shall fail to resign after written request therefor by the Guarantor, any Company or by any such Certificateholder; or

          (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, (i) the Guarantor or any Company may remove the Trustee of such Trust or (ii) any Certificateholder of the related series who has been a bona fide Certificateholder for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee of such Trust.

          (e) If a Responsible Officer of the Trustee shall obtain actual knowledge of an Avoidable Tax (as hereinafter defined) in respect of any Trust that has been or is likely to be asserted, the Trustee shall promptly notify the Guarantor and the Applicable Company and any related Owner Trustees and shall, within 30 days of such notification, resign as Trustee of such Trust unless within such 30-day period the Trustee shall have received notice that the Guarantor or Applicable Company in its sole discretion has agreed to pay such tax. Provided that there is a corporation in a jurisdiction where there are no Avoidable Taxes that is willing to act as Trustee and is eligible under Section 7.7, the Applicable Company shall promptly appoint a successor Trustee of such Trust in a jurisdiction where there are no Avoidable Taxes. As used herein, an "Avoidable Tax" in respect of such Trust means a state or local tax: (i) upon
(w) such Trust, (x) such Trust Property, (y) Certificateholders of such Trust or
(z) the Trustee for which the Trustee is entitled to seek reimbursement from the Trust Property of such Trust, and (ii) which would be avoided if the Trustee were located in another state, or jurisdiction within a state, within the United States. A tax shall not be an Avoidable Tax in respect of any Trust if the Guarantor or any Applicable Company or any Owner Trustee shall agree to pay, and shall pay, such tax.

          (f) If the Trustee shall resign, be removed or become incapable of acting as trustee of any Trust, or if a vacancy shall occur in the office of the Trustee of any Trust for any cause, the Applicable Company shall promptly appoint a successor Trustee of such Trust. If, within one year after such resignation, removal or incapability, or other occurrence of such vacancy, a successor Trustee of such Trust shall be appointed by Act of the Certificateholders of the related series holding Certificates of such series evidencing Fractional Undivided Interests aggregating not less than a majority in interest in such Trust delivered to the Guarantor, the Applicable Company, the related Owner Trustees, if any, the related Loan Trustee and the retiring Trustee, the successor Trustee so appointed shall forthwith upon its acceptance of such appointment, become the successor Trustee of such Trust and supersede the successor Trustee of such Trust appointed as provided above. If no successor Trustee shall have been so appointed as provided above and accepted appointment in the manner hereinafter provided, any Certificateholder who has been a bona fide Certificateholder of the related series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee of such Trust.

          (g) The successor Trustee of a Trust shall give notice of the resignation and removal of the Trustee and appointment of the successor Trustee by mailing written notice of such event by first-class mail, postage prepaid, to the Certificateholders of the related series as their names and addresses appear in the Register. Each notice shall include the name of such successor Trustee and the address of its Corporate Trust office.

          Section 7.9.  Acceptance of Appointment by Successor.  Every successor
                        --------------------------------------
Trustee appointed hereunder shall execute, acknowledge and deliver to the Guarantor and the Applicable Company and to the retiring Trustee with respect to any or all Trusts an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee with respect to such Trusts shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Guarantor, the Applicable Company or the successor Trustee, such retiring Trustee shall execute and deliver an instrument transferring to such successor Trustee all such rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee in respect of such Trusts hereunder, subject nevertheless to its lien, if any, provided for in Section 7.6 and all books and records, or true, correct and complete copies thereof, held by such retiring Trustee in respect of such Trusts hereunder. Upon request of any such successor Trustee, the Guarantor, the Applicable Company, the retiring Trustee and such successor Trustee shall execute and deliver any and all instruments containing such provisions as shall be necessary or desirable to transfer and confirm to, and for more fully and certainly vesting in, such successor Trustee all such rights, powers and trusts.

          If a successor Trustee is appointed with respect to one or more (but not all) Trusts, the Guarantor, the Applicable Companies, the predecessor Trustee and each successor Trustee with respect to any Trust shall execute and deliver a supplemental agreement hereto that shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the predecessor Trustee with respect to the Trusts as to which the predecessor Trustee is not retiring shall continue to be vested in the predecessor Trustee, and shall add to or change any of the provisions of this Basic Agreement and the applicable Trust Supplements as shall be necessary to provide for or facilitate the administration of the Trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental agreement shall be construed as an appointment or constitution of such Trustees as co-Trustees of the same Trust and that each such Trustee shall be Trustee of separate Trusts.

          No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

          Section 7.10.  Merger, Conversion, Consolidation or Succession to
                         --------------------------------------------------
Business.  Any corporation into which the Trustee may be merged or converted or
--------
with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

          In case any Certificates shall have been executed or authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such executing or authenticating Trustee may adopt such execution or authentication and deliver the Certificates so executed or authenticated with the same effect as if such successor Trustee had itself executed or authenticated such Certificates.

          Section 7.11.  Maintenance of Agencies.  (a) With respect to each
                         -----------------------
series of Certificates unless otherwise provided in the applicable Trust Supplement, there shall at all times be maintained in the Borough of Manhattan, The City of New York, an office or agency where Certificates of such series may be presented or surrendered for registration of transfer or for exchange, and for payment thereof and where notices and demands to or upon the Trustee in respect of such Certificates or of this Basic Agreement or the related Trust Supplement may be served. Such office or agency shall be initially at State Street Bank and Trust Company, National Association, 61 Broadway, Concourse Level, New York, New York. Written notice of the location of each such other office or agency and of any change of location thereof shall be given by the Trustee to the Guarantor, each Applicable Company, any Owner Trustees, the Loan Trustees and the Certificateholders of such series. In the event that no such office or agency shall be maintained or no such notice of location or of change of location shall be given, presentations and demands may be made and notices may be served at the Corporate Trust Office of the Trustee.

          (b) There shall at all times be a Registrar and a Paying Agent hereunder with respect to the Certificates of each series. Each such Authorized Agent shall be a bank or trust company, shall be a corporation organized and doing business under the laws of the United States or any state, with a combined capital and surplus of at least $75,000,000, or a corporation the obligations of which are guaranteed by a corporation organized and doing business under the laws of the United States or any state, with a combined capital and surplus of at least $75,000,000, and shall be authorized under such laws to exercise corporate trust powers, subject to supervision by Federal or state authorities. The Trustee shall initially be the Paying Agent and, as provided in Section 3.4, Registrar hereunder with respect to the Certificates of each series. Each Registrar shall furnish to the Trustee and each Applicable Company, at stated intervals of not more than six months, and at such other times as the Trustee or such Applicable Company may request in writing, a copy of the Register maintained by such Registrar.

          (c) Any corporation into which any Authorized Agent may be merged or converted or with which it may be consolidated or any corporation resulting from any merger, consolidation or conversion to which any Authorized Agent shall be a party, or any corporation succeeding to the corporate trust business of any Authorized Agent, shall be the successor of such Authorized Agent hereunder, if such successor corporation is otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the parties hereto or such Authorized Agent or such successor corporation.

          (d) Any Authorized Agent may at any time resign by giving written notice of resignation to the Trustee, the Guarantor, each Applicable Company, any related Owner Trustees and the related Loan Trustees. The Applicable Company may, and at the request of the Trustee shall, at any time terminate the agency of any Authorized Agent by giving written notice of termination to such Authorized Agent and to the Trustee. Upon the resignation or termination of an Authorized Agent or in case at any time any such Authorized Agent shall cease to be eligible under this Section (when, in either case, no other Authorized Agent performing the functions of such Authorized Agent shall have been appointed), the Applicable Company shall promptly appoint one or more qualified successor Authorized Agents, reasonably satisfactory to the Trustee, to perform the functions of the Authorized Agent that has resigned or whose agency has been terminated or who shall have ceased to be eligible under this Section. The Applicable Company shall give written notice of any such appointment made by it to the Trustee, any related Owner Trustees and the related Loan Trustees; and in each case the Trustee shall mail notice of such appointment to all Certificateholders of the related series as their names and addresses appear on the Register for such series.

          (e) The Guarantor and each Applicable Company agrees to pay, or cause to be paid, from time to time to each Authorized Agent reasonable compensation for its services and to reimburse it for its reasonable expenses.

          Section 7.12.  Money for Certificate Payments to Be Held in Trust.
                         --------------------------------------------------
All moneys deposited with any Paying Agent for the purpose of any payment on Certificates shall be deposited and held in trust for the benefit of the Certificateholders entitled to such payment, subject to the provisions of this Section. Moneys so deposited and held in trust shall constitute a separate trust fund for the benefit of the Certificateholders with respect to which such money was deposited.

          The Trustee may at any time, for the purpose of obtaining the satisfaction and discharge of this Agreement or for any other purpose, direct any Paying Agent to pay to the Trustee all sums held in trust by such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

          Section 7.13.  Registration of Secured Notes in Trustee's Name.  The
                         -----------------------------------------------
Trustee agrees that all Secured Notes to be held in a Trust and Permitted Investments, if any, shall be issued in the name of the Trustee as trustee for the applicable Trust or its nominee and held by the Trustee, or, if not so held, the Trustee or its nominee shall be reflected as the owner of such Secured Notes or Permitted Investments, as the case may be, in the register of the issuer of such Secured Notes or Permitted Investments. In no event shall the Trustee invest in, or hold, such Secured Notes or Permitted Investments in a manner that would cause the Trustee not to have the ownership interest in such Secured Notes or Permitted Investments under the applicable provisions of the Uniform Commercial Code in effect where the Trustee holds such Secured Notes or Permitted Investments or other applicable law then in effect.

          Section 7.14.  Representations and Warranties of Trustee.  The Trustee
                         -----------------------------------------
hereby represents and warrants that:

          (i) the Trustee is a state chartered trust company duly organized, validly existing, and in good standing under the laws of Massachusetts;

          (ii) the Trustee has full power, authority and legal right to execute, deliver, and perform this Basic Agreement and has taken all necessary action to authorize the execution, delivery, and performance by it of this Basic Agreement;

          (iii) the execution, delivery and performance by the Trustee of this Basic Agreement (a) will not violate any provision of any United States or Massachusetts law or regulation governing the banking and trust powers of the Trustee or any order, writ, judgment or decree of any court, arbitrator or governmental authority applicable to the Trustee or any of its assets,
     (b) will not violate any provision of the Charter Documents or by-laws of the Trustee, and (c) will not violate any provision of, or constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of any lien on any properties included in the Trust Property of any Trust pursuant to the provisions of any mortgage, indenture, contract, agreement or other undertaking to which it is a party, which violation, default or lien could reasonably be expected to have an adverse effect on the Trustee's performance or ability to perform its duties hereunder or thereunder or on the transactions contemplated herein or therein;

          (iv) the execution, delivery and performance by the Trustee of this Basic Agreement will not require the authorization, consent or approval of, the giving of notice to, the filing or registration with, or the taking of any other action in respect of, any United States or Massachusetts governmental authority or agency regulating the banking and corporate trust activities of the Trustee; and

          (v) this Basic Agreement has been duly executed and delivered by the Trustee and constitute the legal, valid, and binding agreements of the Trustee, enforceable against it in accordance with their terms, provided that enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and (ii) general principles of equity.

          Section 7.15.  Withholding Taxes, Information Reporting. As to the
                         ----------------------------------------
Certificates of any series, the Trustee, as trustee of the related grantor trust created by this Agreement, shall exclude and withhold from each distribution of principal, premium, if any, and interest and other amounts due under this Agreement or under the Certificates of such series any and all withholding taxes applicable thereto as required by law. The Trustee agrees to act as such withholding agent and, in connection therewith, whenever any present or future taxes or similar charges are required to be withheld with respect to any amounts payable in respect of the Certificates of such series, to withhold such amounts and timely pay the same to the appropriate authority in the name of and on behalf of the Certificateholders of such series, that it will file any necessary withholding tax returns or statements when due, and that, as promptly as possible after the payment thereof, it will deliver to each such Certificateholder appropriate documentation showing the payment thereof, together with such additional documentary evidence as such Certificateholders of such series may reasonably request from time to time. The Trustee agrees to file any other information reports as it may be required to file under United States law.

          Section 7.16.  Trustee's Liens.  The Trustee in its individual
                         ---------------
capacity agrees that it will, in respect of each Trust created by this Agreement, at its own cost and expense (and without right of indemnity hereunder, including Section 7.6), promptly take any action as may be necessary to duly discharge and satisfy in full any mortgage, pledge, lien, charge, encumbrance, security interest or claim ("Trustee's Liens") on or with respect to the Trust Property of such Trust that is attributable to the Trustee either
(i) in its individual capacity and that is unrelated to the transactions contemplated by this Agreement, the related Note Purchase Agreements or the related Note Documents, or (ii) as Trustee hereunder or in its individual capacity and that arises out of acts or omissions that are not contemplated by this Agreement.


                                  ARTICLE VIII

                CERTIFICATEHOLDERS' LISTS AND REPORTS BY TRUSTEE


          Section 8.1.  Names and Addresses of Certificateholders.  The
                        -----------------------------------------
Applicable Company will furnish to the Trustee within 15 days after each Record Date with respect to a Scheduled Payment, and at such other times as the Trustee may request in writing, within 30 days after receipt by the Applicable Company of any such request, a list, in such form as the Trustee may reasonably require, of all information in the possession or control of the Applicable Company as to the names and addresses of the Certificateholders of such series, in each case as of a date not more than 15 days prior to the time such list is furnished;

provided, however, that so long as the Trustee is the sole Registrar for such
--------  -------
series, no such list need be furnished; and provided further, however, that no
                                            ----------------  -------
such list need be furnished for so long as a copy of the Register is being furnished to the Trustee pursuant to Section 7.11(b).

          Section 8.2.  Preservation of Information, Communications to
                        ----------------------------------------------
Certificateholders.  The Trustee shall preserve, in as current a form as is
------------------
reasonably practicable, the names and addresses of Certificateholders of each series contained in the most recent list furnished to the Trustee as provided in
Section 7.11(b) or Section 8.1, as the case may be, and the names and addresses of Certificateholders of each series received by the Trustee in its capacity as Registrar, if so acting. The Trustee may destroy any list furnished to it as provided in Section 7.11(b) or Section 8.1, as the case may be, upon receipt of a new list so furnished.

          Section 8.3.  Reports by Trustee.  Within 60 days after May 15 of each
                        ------------------
year commencing with the first full year following the issuance of any series of Certificates, the Trustee shall transmit to the Certificateholders of each series, in the manner provided pursuant to Section 313(c) of the Trust Indenture Act, a brief report dated as of such May 15, if required by Section 313(a) of the Trust Indenture Act. The Trustee shall also transmit to Certificateholders such reports, if any, as may be required pursuant to Section 313(b) of the

Trust Indenture Act at the times and in the manner provided pursuant thereto and to Section 313(c) thereof.

          Section 8.4.  Reports by the Guarantor and each Company.  The
                        -----------------------------------------
Guarantor and each Company shall:

          (a) file with the Trustee, within 30 days after the Guarantor or such Company is required to file the same with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) that the Guarantor or such Company is required to file with the SEC pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended; or, if the Guarantor or such Company is not required to file information, documents or reports pursuant to either of such sections, then to file with the Trustee and the SEC, in accordance with rules and regulations prescribed by the SEC, such of the supplementary and periodic information, documents and reports that may be required pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, in respect of a security listed and registered on a national securities exchange as may be prescribed in such rules and regulations;

          (b) file with the Trustee and the SEC, in accordance with the rules and regulations prescribed by the SEC, such additional information, documents and reports with respect to compliance by the Guarantor or such Company with the conditions and covenants provided for in this Agreement, as may be required by such rules and regulations, including, in the case of annual reports, if required by such rules and regulations, certificates or opinions of independent public accountants, conforming to the requirements of Section 1.2;

          (c) transmit to all Certificateholders of each series, in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act, such summaries of any information, documents and reports required to be filed by the Guarantor and the Applicable Company pursuant to subsections
     (a) and (b) of this Section 8.4, as may be required by rules and regulations prescribed by the SEC; and

          (d) furnish to the Trustee, not less often than annually, a brief certificate from the principal executive officer, principal financial officer or principal accounting officer as to his or her knowledge of the Guarantor's or the Applicable Company's compliance with all conditions and covenants under this Agreement (it being understood that for purposes of this paragraph (d), such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Agreement).

                                 ARTICLE IX

                            SUPPLEMENTAL AGREEMENTS

          Section 9.1.  Supplemental Agreements Without Consent of
                        ------------------------------------------
Certificateholders.  Without the consent of the Certificateholders of any
------------------
series, the Guarantor and the Companies (provided that supplemental agreements that only affect one or more specific Trusts shall only be entered into by the Applicable Company or Companies for such Trust or Trusts) may, and the Trustee (subject to Section 9.3) shall, at any time and from time to time enter into one or more agreements supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

          (1) to provide for the formation of a Trust, the issuance of a series of Certificates and the other matters contemplated by Section 2.1(b); or

          (2) to evidence the succession of another corporation to the Guarantor or such Company and the assumption by any such successor of the covenants of the Guarantor or such Company contained in this Agreement; or

          (3) to add to the covenants of the Guarantor or the Applicable Company for the benefit of the Certificateholders of any series, or to surrender any right or power in this Agreement conferred upon the Guarantor or the Applicable Company; or

          (4) to correct or supplement any provision or to cure any ambiguity in this Agreement that may be defective or inconsistent with any other provision herein or in any Trust Supplement, or to make any other provisions with respect to matters or questions arising under this Agreement, provided that any such action shall not adversely affect the
                --------
     interests of the Certificateholders of any series of Certificates Outstanding or to correct any mistake; or

          (5) to modify, eliminate or add to the provisions of this Agreement to such extent as shall be necessary to continue the qualification of this Agreement (including any supplemental agreement) under the Trust Indenture Act, or under any similar Federal statute hereafter enacted, or to add to this Agreement such other provisions as may be expressly permitted by the Trust Indenture Act, excluding, however, the provisions referred to in
     Section 316(a)(2) of the Trust Indenture Act as in effect at the date as of which this instrument was executed or any corresponding provision in any similar Federal statute hereafter enacted; or

          (6) to evidence and provide for the acceptance of appointment under this Agreement by a successor Trustee with respect to one or more Trusts and to add to or change any of the provisions of this Agreement as shall be necessary to provide for or facilitate the administration of the Trusts hereunder and thereunder by more than one Trustee, pursuant to the requirements of Section 7.9;

          (7) to correct or supplement the description of any property constituting property of such Trust; or

          (8) to make any other amendments or modifications hereto, provided
                                                                    --------
     such amendments or modifications shall only apply to Certificates of one or more series to be thereafter issued.

          Section 9.2.  Supplemental Agreements with Consent of
                        ---------------------------------------
Certificateholders.  With respect to each separate Trust and the series of
------------------
Certificates relating thereto, with the consent of the Certificateholders holding Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the Trust, by Act of said Certificateholders delivered to the Applicable Company and the Trustee, the Guarantor and Applicable Company may (with the consent of the Owner Trustee, if any, relating to such Certificates, which consent shall not be unreasonably withheld), and the Trustee (subject to Section 9.3) shall, enter into an agreement or agreements supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement to the extent applicable to such Certificateholders or of modifying in any manner the rights and obligations of such Certificateholders under this Agreement; provided,
                                                                 --------
however, that no such supplemental agreement shall, without the consent of the
-------
Certificateholder of each Outstanding Certificate of such series affected thereby;

          (1) reduce in any manner the amount of, or delay the timing of, any receipt by the Trustee of payments on the Secured Notes held in such Trust or distributions that are required to be made herein on any Certificate of such series, or change any date of payment on any Certificate of such series, or change the place of payment where, or the coin or currency in which, any Certificate of such series is payable, or impair the right to institute suit for the enforcement of any such payment or distribution on or after the Regular Distribution Date or Special Distribution Date applicable thereto; or

          (2) permit the disposition of any Secured Note in the Trust Property of such Trust except as permitted by this Agreement, or otherwise deprive such Certificateholder of the benefit of the ownership of the Secured Notes in such Trust; or

          (3) reduce the percentage of the aggregate Fractional Undivided Interests of such Trust that is required for any such supplemental agreement, or reduce such percentage required for any waiver (of compliance with certain provisions of this Agreement or certain defaults hereunder and their consequences) provided for in this Agreement; or

          (4) modify any of the provisions of this Section 9.2 or Section 6.5, except to increase any percentage required for such consent or waiver or to provide that certain other provisions of this Agreement cannot be modified or waived without the consent of the Certificateholder of each Certificate of such series affected thereby.

          It shall not be necessary for any Act of such Certificateholders under this Section to approve the particular form of any proposed supplemental agreement, but it shall be sufficient if such Act shall approve the substance thereof.

          Section 9.3.  Documents Affecting Trustee.  If in the opinion of the
                        ---------------------------
Trustee any document required to be executed by it pursuant to the terms of
Section 9.1 or 9.2 affects any interest, right, duty, immunity or indemnity in favor of the Trustee under this Basic Agreement or any Trust Supplement, the Trustee may in its discretion decline to execute document.

          Section 9.4.  Execution of Supplemental Agreements.  In executing, or
                        ------------------------------------
accepting the additional trusts created by, any supplemental agreement permitted by this Article or the modifications thereby of the trusts created by this Agreement, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental agreement is authorized or permitted by this Agreement.

          Section 9.5.  Effect of Supplemental Agreements.  Upon the execution
                        ---------------------------------
of any supplemental agreement under this Article, this Basic Agreement shall be modified in accordance therewith, and such supplemental agreement shall form a part of this Basic Agreement for all purposes; and every Certificateholder of each series theretofore or thereafter authenticated and delivered hereunder shall be bound thereby to the extent applicable to such series.

          Section 9.6.  Conformity with Trust Indenture Act.  Every supplemental
                        -----------------------------------
agreement executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

          Section 9.7.  Reference in Certificates to Supplemental Agreements.
                        ----------------------------------------------------
Certificates of each series authenticated and delivered after the execution of any supplemental agreement applicable to such series pursuant to this Article may bear a notation in form approved by the Trustee as to any matter provided for in such supplemental agreement; and, in such case, suitable notation may be made upon Outstanding Certificates of such series after proper presentation and demand.


                                   ARTICLE X

                   AMENDMENTS TO INDENTURE AND NOTE DOCUMENTS

          Section 10.1.  Amendments and Supplements to Indenture and Other Note
                         ------------------------------------------------------
Documents.  In the event that the Trustee, as holder of any Secured Notes in
---------
trust for the benefit of the Certificateholders of any series, receives a request for a consent to any amendment, modification, waiver or supplement under any related Indenture or other related Note Document or any related Note Purchase Agreement, the Trustee shall forthwith send a notice of such proposed amendment, modification, waiver or supplement, to each Certificateholder of such series registered on the Register as of such date. The Trustee shall request from the

Certificateholders of such series Directions as to (i) whether or not to direct the Trustee to take or refrain from taking any action that a holder of such Secured Note has the option to direct, (ii) whether or not to give or execute any waivers, consents, amendments, modifications or supplements as a holder of such Secured Note and (iii) how to vote the Secured Notes if a vote has been called for with respect thereto. Provided such a request for Certificateholder Direction shall have been made, in directing any action or casting any vote or giving any consent as the holder of any such Secured Notes, the Trustee shall vote or consent with respect to such Secured Note in the same proportion as the Certificates of such series were actually voted by Acts of Certificateholders delivered to the Trustee prior to two Business Days before the Trustee directs such action or casts such vote or gives such consent. Notwithstanding the foregoing, but subject to Section 6.4, in the case that an Event of Default hereunder with respect to such series shall have occurred and be continuing, the Trustee may, in its own discretion and at its own direction, consent and notify the relevant Loan Trustee of such consent to any amendment, modification, waiver or supplement under the relevant Indenture or any other related Note Document.


                                   ARTICLE XI

                             TERMINATION OF TRUSTS

          Section 11.1.  Termination of the Trusts.  In respect of each Trust
                         -------------------------
created by this Basic Agreement as supplemented by a related Trust Supplement, the respective obligations and responsibilities of the Guarantor, the Applicable Company and the Trustee created hereby and thereby and such Trust shall terminate upon the distribution to all Holders of the Certificates of the series of such Trust and the Trustee of all amounts required to be distributed to them pursuant to this Basic Agreement and such Trust Supplement and the disposition of all property held as part of the Trust Property of the related series of such Trust; provided, however, that in no event shall such Trust continue beyond the
       --------  -------
final expiration date determined as provided in such Trust Supplement.

          Notice of any termination of a Trust, specifying the applicable Regular Distribution Date (or applicable Special Distribution Date, as the case may be) upon which the Certificateholders of the series issued with respect to such Trust may surrender their Certificates to the Trustee for payment of the final distribution and cancellation, shall be mailed promptly by the Trustee to Certificateholders of such series not earlier than the minimum number of days and not more than the maximum number of days specified therefor in the related Trust Supplement preceding such final distribution. Such notice in addition shall specify (A) the Regular Distribution Date (or Special Distribution Date, as the case may be) upon which the proposed final payment of the Certificates of such series will be made upon presentation and surrender of Certificates of such series at the office or agency of the Trustee therein specified, (B) the amount of any such proposed final payment, and (C) that the Record Date otherwise applicable to such Regular Distribution Date (or Special Distribution Date, as the case may be) is not applicable, payments being made only upon presentation and surrender of the Certificates of such series at the office or agency of the Trustee therein specified. The Trustee shall give such notice to the Registrar at the time such notice is given to Certificateholders of such series. Upon presentation and surrender of the Certificates of such series, the Trustee shall cause to be distributed to Certificateholders of such series amounts distributable on such Regular Distribution Date (or Special Distribution Date, as the case may be) pursuant to
Section 4.2.

          In the event that all of the Certificateholders of such series shall not surrender their Certificates for cancellation within six months after the date specified in the above-mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders of such series to surrender their Certificates for cancellation and receive the final distribution with respect thereto. In the event that any money held by the Trustee for the payment of distributions on the Certificates of such series shall remain unclaimed for two years (or such lesser time as the Trustee shall be satisfied, after sixty days' notice from the Applicable Company, is one month prior to the escheat period provided under applicable law) after the final distribution date with respect thereto, the Trustee shall pay to each Loan Trustee the appropriate amount of money relating to such Loan Trustee and shall give written notice thereof to the related Owner Trustees, if any, the Guarantor and the Applicable Company.


                                  ARTICLE XII

                            MISCELLANEOUS PROVISIONS

          Section 12.1.  Limitation on Rights of Certificateholders.  The death
                         ------------------------------------------
or incapacity of any Certificateholder of any series shall not operate to terminate this Agreement, or the related Trust, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the related Trust, nor otherwise affect the rights, obligations, and liabilities of the parties hereto or any of them.

          Section 12.2.  Certificates Nonassessable and Fully Paid.
                         -----------------------------------------
Certificateholders of each series shall not be personally liable for obligations of the related Trust, the Fractional Undivided Interests represented by the Certificates of such series shall be nonassessable for any losses or expenses of such Trust or for any reason whatsoever, and Certificates of such series upon authentication thereof by the Trustee pursuant to Section 3.02 are and shall be deemed fully paid. No Certificateholder of such series shall have any right (except as expressly provided herein) to vote or in any manner otherwise control the operation and management of the related Trust Property, the related Trust, or the obligations of the parties hereto, nor shall anything set forth herein, or contained in the terms of the Certificates of such series, be construed so as to constitute the Certificateholders of such series from time to time as partners or members of an association.

          Section 12.3.  Notices.  (a) Unless otherwise specifically provided
                         -------
herein or in the applicable Trust Supplement with respect to any Trust, all notices required under the terms and provisions of this Basic Agreement or such Trust Supplement with respect to such Trust shall be in English and in writing, and any such notice may be given by United States mail, courier service, telegram, telex, telemessage, telecopy, telefax, cable or facsimile (confirmed by telephone or in writing in the case of notice by telegram, telex, telemessage, telecopy, telefax, cable or facsimile) or any other customary means of communication, and any such notice shall be effective when delivered or, if mailed, three days after deposit in the United States mail with proper postage for ordinary mail prepaid, if to the Guarantor or any Company, to its address set forth under its name on the signature pages hereto;

          if to the Trustee, to:  State Street Bank and Trust Company
                                  Two International Place, 4th Floor
                                  Boston, Massachusetts 02110
                                  Attention:  Corporate Trust Department

               Facsimile:         (617) 664-5371

               Telephone:         (617) 664-5340

          (b) The Guarantor, any Company or the Trustee, by notice to the other, may designate additional or different addresses for subsequent notices or communications.

          (c) Any notice or communication to Certificateholders of any series shall be mailed by first-class mail to the addresses for Certificateholders of such series shown on the Register kept by the Registrar and to addresses filed with the Trustee for Certificate Owners of such series. Failure so to mail a notice or communication or any defect in such notice or communication shall not affect its sufficiency with respect to other Certificateholders of such series.

          (d) If a notice or communication is mailed in the manner provided above within the time prescribed, it is conclusively presumed to have been duly given, whether or not the addressee receives it.

          (e) If the Guarantor or any Company mails a notice or communication to the Certificateholders of such series, it shall mail a copy to the Trustee and to each Paying Agent for such series at the same time.

          (f) Notwithstanding the foregoing, all communications or notices to the Trustee shall be deemed to be given only when received by a Responsible Officer of the Trustee.

          (g) The Trustee shall promptly furnish the Guarantor and Applicable Company with a copy of any demand, notice or written communication received by the Trustee hereunder from any Certificateholder, Owner Trustee or Loan Trustee.

          (h) The Trustee shall provide to the Guarantor a copy of any notice or communication it gives to any Company contemporaneously with giving such notice or communication to such Company.

          Section 12.4.  Governing Law.  THIS BASIC AGREEMENT HAS BEEN DELIVERED
                         -------------
IN THE STATE OF NEW YORK AND THIS BASIC AGREEMENT AND THE CERTIFICATES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

          Section 12.5.  Severability of Provisions.  If any one or more of the
                         --------------------------
covenants, agreements, provisions, or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or any Trust, or of the Certificates of any series or the rights of the Certificateholders thereof.

          Section 12.6.  Trust Indenture Act Controls.  This Agreement is
                         ----------------------------
subject to the provisions of the Trust Indenture Act and shall, to the extent applicable, be governed by such provisions.

          Section 12.7.  Effect of Headings and Table of Contents.  The Article
                         ----------------------------------------
and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

          Section 12.8.  Successors and Assigns.  All covenants, agreements,
                         ----------------------
representations and warranties in this Agreement by the Trustee, the Guarantor and each Company shall bind and, to the extent permitted hereby, shall inure to the benefit of and be enforceable by their respective successors and assigns, whether so expressed or not.

          Section 12.9.  Benefits of Agreement.  Nothing in this Agreement or in
                         ---------------------
the Certificates of any series, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Certificateholders of each series, any benefit or any legal or equitable right, remedy or claim under this Agreement, except as expressly provided in this Agreement.

          Section 12.10.  Legal Holidays.  In any case where any Regular
                          --------------
Distribution Date or Special Distribution Date relating to any Certificate of any series shall not be a Business Day with respect to such series, then (notwithstanding any other provision of this Agreement) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such Regular Distribution Date or Special Distribution Date, and no interest shall accrue during the intervening period.

          Section 12.11.  Counterparts.  For the purpose of facilitating the
                          ------------
execution of this Agreement and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument.

          IN WITNESS WHEREOF, the Guarantor, each Company and the Trustee have caused this Basic Agreement to be duly executed by their respective officers or authorized representatives, all as of the day and year first above written.


                              MOBIL CORPORATION


                              By
                                 --------------------------------
                                 Title:


                              MOBIL MARINE FINANCE COMPANY I INC.


                              By
                                 --------------------------------
                                 Title:


                              MOBIL MARINE FINANCE COMPANY II INC.


                              By
                                 --------------------------------
                                 Title:


                              MOBIL LEASE FINANCE COMPANY INC.


                              By
                                 --------------------------------
                                 Title:


                              MOBIL CHEMICAL FINANCE (TEXAS) INC.


                              By
                                 --------------------------------
                                 Title:

                              MOBIL CHEMICAL FINANCE
                                (LOUISIANA) INC.


                              By
                                 --------------------------------
                                 Title:


                              MOBIL PETRORAIL FINANCE INC.


                              By
                                 --------------------------------
                                 Title:


                              MOBIL TRANSPORT FINANCE COMPANY INC.


                              By
                                 --------------------------------
                                 Title:


                              MOBIL EQUIPMENT FINANCE COMPANY INC.


                              By
                                 --------------------------------
                                 Title:


                              STATE STREET BANK AND TRUST COMPANY
                                 as Trustee

                              By
                                 --------------------------------
                                  Title:

                                   EXHIBIT A


                              FORM OF CERTIFICATE


          /*/Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York Corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch the registered owner hereof, Cede & Co., has an interest herein.



                MOBIL CORPORATION __________ PASS THROUGH TRUST

                                  Pass Through
                           Certificate, Series _____

                  Final Distribution Date: ____________, ____

     evidencing a fractional undivided interest in a trust, the property of which includes certain secured notes each secured by Property owned by or leased to one or more Companies all of whose obligations are guaranteed by Mobil Corporation.

Certificate
No.______      $__________ Fractional Undivided Interest
               representing .___% of the Trust per $1,000 face amount

          THIS CERTIFIES THAT __________, for value received, is the registered
owner of a $     dollars) (__________ dollars) Fractional Undivided Interest in the Mobil Corporation _____ Pass Through Trust (the "Trust") created by __________, as trustee (the "Trustee"), as trustee pursuant to a Pass Through Trust Agreement, dated as of _________, 1996 (the "Basic Agreement"), as supplemented by Trust Supplement No. _____ thereto dated _________, 199_ (collectively, the "Agreement"), among the Trustee and Mobil Corporation, a Delaware corporation (the "Guarantor") and __________ (the "Company"), a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the

----------
* This legend to appear on Book-Entry Certificates to be deposited with The Depository Trust Company. One Certificate may be issued in a denomination of less than $1,000 which shall not have this legend.

Agreement. This Certificate is one of the duly authorized Certificates designated as "Pass Through Certificates, Series _____" (herein called the "Certificates"). This Certificate is issued under and is subject to the terms, provisions, and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Certificateholder is bound. The property of the Trust includes certain Secured Notes (the "Trust Property"). Each issue of the Secured Notes is secured by a security interest in Property leased to or owned by the Company.

          The Certificates represent fractional undivided interests in the Trust and the Trust Property, and have no rights, benefits or interest in respect of any other separate trust established pursuant to the terms of the Basic Agreement for any other series of certificates issued pursuant thereto.

          Subject to and in accordance with the terms of the Agreement, from funds then available to the Trustee, there will be distributed on each and
(a "Regular Distribution Date"), commencing on ____________, 199_, to the
Person in whose name this Certificate is registered at the close of business on the 15th day preceding the applicable Regular Distribution Date, an amount in respect of the Scheduled Payments on the Secured Notes due on such Regular Distribution Date, the receipt of which has been confirmed by the Trustee, equal to the product of the percentage interest in the Trust evidenced by this Certificate and an amount equal to the sum of such Scheduled Payments. Subject to and in accordance with the terms of the Agreement, in the event that Special Payments on the Secured Notes are received by the Trustee, from funds then available to the Trustee, there shall be distributed on the applicable Special Distribution Date, to the Person in whose name this Certificate is registered at the close of business on the 15th day preceding such Special Distribution Date, an amount in respect of such Special Payments on the Secured Notes, the receipt of which has been confirmed by the Trustee, equal to the product of the percentage interest in the Trust evidenced by this Certificate and an amount equal to the sum of such Special Payments so received. If a Regular Distribution Date or Special Distribution Date is not a Business Day, distribution shall be made on the immediately following Business Day with the same force and effect as if made on such Regular Distribution Date or Special Distribution Date and no interest shall accrue during the intervening period.
The Special Distribution Date shall be the   _________ day of the month
determined as provided in the Agreement. The Trustee shall mail notice of each Special Payment and the Special Distribution Date therefor to the Certificateholder of this Certificate.

          Distributions on this Certificate will be made by the Trustee by check mailed to the Person entitled thereto, without the presentation or surrender of this Certificate or the making of any notation hereon. Except as otherwise provided in the Agreement and notwithstanding the above, the final distribution on this Certificate will be made after notice mailed by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency of the Trustee specified in such notice.

          THE AGREEMENT AND THIS CERTIFICATE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

          Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                              MOBIL CORPORATION _____
                              PASS THROUGH TRUST


                              By: STATE STREET BANK AND
                                  TRUST COMPANY,
                                  as Trustee


                              By:
                                  -------------------------------
                                  Title:


Dated:

             [FORM OF THE TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

                    This is one of the Certificates referred
                     to in the within-mentioned Agreement.


                                        STATE STREET BANK AND
                                        TRUST COMPANY,
                                          as Trustee


                                        By:
                                            -----------------------------
                                                 Authorized Officer

                            [Reverse of Certificate]


          The Certificates do not represent a direct obligation of, or an obligation guaranteed by, or an interest in, the Guarantor, the Company or the Trustee or any affiliate thereof. The Certificates are limited in right of payment, all as more specifically set forth on the face hereof and in the Agreement. All payments or distributions made to Certificateholders under the Agreement shall be made only from the Trust Property and only to the extent that the Trustee shall have sufficient income or proceeds from the Trust Property to make such payments in accordance with the terms of the Agreement. Each Holder of this Certificate, by its acceptance hereof, agrees that it will look solely to the income and proceeds from the Trust Property to the extent available for distribution to such Certificateholder as provided in the Agreement. This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby. A copy of the Agreement may be examined during normal business hours at the principal office of the Trustee, and at such other places, if any, designated by the Trustee, by any Certificateholder upon request.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Guarantor, the Company and the rights of the Certificateholders under the Agreement at any time with the consent of the Holders holding Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the Trust. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Certificateholder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Certificateholders of any of the Certificates.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee in its capacity as Registrar, or by any successor Registrar, in the [Borough of Manhattan, the City of New York], duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Registrar duly executed by the Holder hereof or such Certificateholder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same aggregate Fractional Undivided Interest in the Trust will be issued to the designated transferee or transferees.

          The Certificates are issuable only as registered Certificates without coupons in minimum denominations of $1,000 Fractional Undivided Interest and integral multiples thereof except that one Certificate may be in a denomination of less than $1,000. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of authorized denominations evidencing the same aggregate Fractional Undivided Interest in the Trust, as requested by the Certificateholder surrendering the same.

          No service charge will be made for any such registration of transfer or exchange, but the Trustee shall require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

          The Guarantor, the Company, the Trustee, the Registrar and any agent of the Trustee or the Registrar may treat the person in whose name this Certificate is registered on the Register as the owner hereof for all purposes, and neither the Guarantor, the Company, the Trustee, the Registrar nor any such agent shall be affected by any notice to the contrary.

          The obligations and responsibilities created by the Agreement and the Trust created thereby shall terminate upon the distribution to Certificateholders of all amounts required to be distributed to them pursuant to the Agreement and the disposition of all property held as part of the Trust Property.